                                                                 Exhibit 10.1.1

                                 LOAN AGREEMENT

                          Dated as of January 31, 1995

                                  By and Among

                SERVICO FORT WAYNE, INC., a Florida corporation,
         WASHINGTON MOTEL ENTERPRISES, INC., a Pennsylvania corporation,
                 SERVICO HOTELS I, INC., a Florida corporation,
                 SERVICO HOTELS II, INC., a Florida corporation,
                SERVICO HOTELS III, INC., a Florida corporation,
                 SERVICO HOTELS IV, INC., a Florida corporation,
          NEW ORLEANS AIRPORT MOTEL ASSOCIATES, LTD. a Florida limited partnership,
                    WILPEN, INC., a Pennsylvania corporation,
              HILTON HEAD MOTEL ENTERPRISES, INC., a South Carolina
                                  corporation,
                                       and
              MOON AIRPORT MOTEL, INC., a Pennsylvania corporation,

                                   as Borrower

                                       AND

                 COLUMN FINANCIAL, INC., a Delaware corporation,

                                    as Lender

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION .........................  1

      Section 1.1       Definitions ...................................  1-18

      Section 1.2       Principles of Construction ....................  18-19

II.   GENERAL TERMS ...................................................  19

      Section 2.1       Loan Commitment; Disbursement to Borrowers ....  19

              2.1.1     The Loan ......................................  19

              2.1.2     Disbursement to Borrowers .....................  19

              2.1.3     The Note ......................................  19

      Section 2.2       Use of Proceeds ...............................  19

      Section 2.3       Loan Repayment and Prepayments; Refinancing
                          Debt Service Coverage Ratio; Extensions .....  20

              2.3.1     Repayment; Refinancings .......................  20

              2.3.2     Prepayments ...................................  20

              2.3.3     Pro Forma Debt Service Coverage Ratio .........  20

              2.3.4     Extensions ....................................  20

      Section 2.4       Release of Individual Properties ..............  21

              2.4.1     Release of Individual Properties ..............  21

              2.4.2     Recalculation of Amortization Payments ........  22

              2.4.3     Release Documentation .........................  22

      Section 2.5       Interest ......................................  23

              2.5.1     Generally .....................................  23

              2.5.2     Default Rate; Post-Maturity Interest ..........  23

                                                                        Page
                                                                        ----

      Section 2.6       Payments; Computations ........................  23

              2.6.1     Making of Payments ............................  23

              2.6.2     Computations ..................................  23

              2.6.3     Late Payment Charge ...........................  23

              2.6.4     Application of Payments .......................  24

      Section 2.7       Central Account; Deposits and Distributions ...  24

              2.7.1     Deposits in Central Account ...................  24

              2.7.2     Establishment of Central Account and
                          Sub-Accounts ................................  25

              2.7.3     Funding of Basic Sub-Accounts .................  25

              2.7.4     Deposits During Operative Period and DSCR
                          Restricted Period ...........................  27

              2.7.5     Eligible Investments ..........................  27

              2.7.6     Interest on Accounts ..........................  28

              2.7.7     Payment of Debt Service; Disbursement of Funds
                          in Basic Sub-Accounts; Excess Property
                          Income ......................................  28

              2.7.8     Payment of Loss Proceeds; Borrowers' Right to
                          Release .....................................  37

III.  CONDITIONS PRECEDENT ............................................  39

      Section 3.1       Conditions Precedent to Closing ...............  39

IV.   REPRESENTATIONS AND WARRANTIES ..................................  42

      Section 4.1       Borrowers' Representations ....................  42

      Section 4.2       Survival of Representations ...................  53

V.    AFFIRMATIVE COVENANTS ...........................................  54

      Section 5.1       Borrowers' Covenants ..........................  54

VI.   NEGATIVE COVENANTS ..............................................  63

      Section 6.1       Borrowers' Negative Covenants .................  63

VII.  SPECIAL PROVISIONS ..............................................  66

      Section 7.1       Cooperation ...................................  66

              7.1.1     Cooperation ...................................  66

              7.1.2     Additional Financial Reporting Requirements ...  66

      Section 7.2       Insurance; Casualty and Condemnation ..........  67

              7.2.1     Insurance .....................................  67

              7.2.2     Casualty and Restoration ......................  70

              7.2.3     Condemnation ..................................  72

      Section 7.3       Required Repairs ..............................  74

      Section 7.4       FF&E Replacements .............................  75

              7.4.1     Performance of FF&E Replacements ..............  75

              7.4.2     Additional Replacements .......................  deleted

              7.4.3     Indemnification ...............................  77

      Section 7.5       Inspections ...................................  77

VIII. DEFAULTS ........................................................  77

      Section 8.1       Event of Default ..............................  77

      Section 8.2       Remedies ......................................  80

      Section 8.3       Remedies Cumulative ...........................  80

IX.   MISCELLANEOUS ...................................................  81

      Section 9.1       Survival ......................................  81

      Section 9.2       Lender's Discretion ...........................  81

      Section 9.3       Governing Law .................................  81

      Section 9.4       Modification, Waiver in Writing ...............  82

      Section 9.5       Delay Not a Waiver ............................  83

      Section 9.6       Notices .......................................  83

      Section 9.7       Trial by Jury .................................  84

      Section 9.8       Headings ......................................  84

      Section 9.9       Successors and Assigns; Assignment ............  84

      Section 9.10      Severability ..................................  84

      Section 9.11      Preferences ...................................  84

      Section 9.12      Waiver of Notice ..............................  85

      Section 9.13      Borrower to Act as Registrar ..................  deleted

      Section 9.14      Expenses; Indemnity ...........................  85

      Section 9.15      Exhibits Incorporated .........................  86

      Section 9.16      Offsets, Counterclaims and Defenses ...........  86

      Section 9.17      No Joint Venture or Partnership ...............  86

      Section 9.18      Publicity .....................................  86

      Section 9.19      Waiver of Marshalling of Assets ...............  86

      Section 9.20      Waiver of Counterclaim ........................  87

      Section 9.21      Conflict; Construction of Documents ...........  87

      Section 9.22      Brokers and Financial Advisors ................  87

      Section 9.23      Prior Agreements ..............................  87

      Section 9.24      Joint and Several .............................  88

      Section 9.25      Appointment of Servicer .......................  88

      Section 9.26      Exculpation ...................................  88

      Section 9.27      Arizona Interest ..............................  89

                                   SCHEDULES

Schedule A -            Borrowers

Schedule B -            Allocable Principal Balances

Schedule C -            Franchisors and Franchise Agreements

Schedule D -            Properties

Schedule E -            Required Repairs

Schedule F -            FF&E Replacements

Schedule G -            Permits

Schedule H -            Equipment Leases

Schedule I -            Leases

Schedule J -            Form of Operating Statement

Schedule K -            Operations and Maintenance Programs

Schedule L -            Litigation

Schedule M -            Fair Market Value

                                 LOAN AGREEMENT

            THIS LOAN AGREEMENT, dated as of January 31, 1995, by and among COLUMN FINANCIAL, INC., having an address at 3414 Peachtree Road, Suite 1140, Atlanta, Georgia 30326-1113, Attention: Robert A. Barnes, Esq., together with its successors and assigns, including, without limitation, the Loan Purchaser, as lender ("Lender"), and those twelve entities set forth on Schedule A annexed hereto, having an address at Servico Centre South, 1601 Belvedere Road, West Palm Beach, Florida 33406, Attention: Chief Executive Officer, as borrower.

            All capitalized terms used herein shall have the respective meanings set forth in Section 1 hereof.

                               W I T N E S S E T H :

            WHEREAS, Borrowers desire to obtain the Loan from Lender;

            WHEREAS, Lender is willing to make the Loan to Borrowers, subject to and in accordance with the terms of this Agreement and the other Loan Documents;

            WHEREAS, Lender's interest in the Loan may be purchased by the Loan Purchaser on or after the Closing Date; and

            WHEREAS, Borrowers consent to the transfer described in the preceding Recital.

            NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties set forth in this Agreement, and other good and valuable consideration, the parties hereto hereby covenant, agree, represent and warrant as follows:

            I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            Section 1.1 Definitions.

            For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

            "Accountant's Certificate" shall have the meaning set forth in
Section 2.7.7(d) (ii).

            "Accountant's Certificate Default" shall have the meaning set forth in Section 2.7.7(e) (ii).

            "Additional Sums" shall have the meaning set forth in Section 9.27.

            "Adjusted Debt Service" shall mean, in connection with the proposed release of one or more Individual Properties pursuant to Section 2.4, the Debt Service, as determined by Lender, that would be due during the twelve (12) month period commencing on the first Due Date after the proposed date of such release, after giving effect to the application of the Release Amount required to be paid under Section 2.4.1 with respect to the proposed release to the outstanding principal balance of the Loan and the recalculation, pursuant to Section 2.4.2, of payments necessary to amortize the remaining principal balance of the Loan by February 1, 2015 and pay interest on the amount of such principal balance outstanding from time to time at the Interest Rate.

            "Adjusted Debt Service Coverage Ratio" shall mean, with respect to any date, the ratio of Adjusted Cash Flow Available for Debt Service to Adjusted Debt Service for the applicable Properties.

            "Adjusted Cash Flow Available for Debt Service" shall mean, in connection with the proposed Release of one or more Individual Properties pursuant to Section 2.4, the aggregate Cash Flow Available for Debt Service for the Properties for the twelve (12) calendar month period ending with the last month for which monthly statements of Revenue and Operating Expenses shall have been due pursuant to Section 5.1(k) (iv) prior to the date of Lender's receipt of notice of such proposed release (excluding any Cash Flow Available for Debt Service relating to the Individual Properties proposed to be released).

            "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

            "Agreement" shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Allocable Principal Balance" shall mean, with respect to any Individual Property as of any date, the portion of the aggregate original principal amount of the Loan allocable to such Individual Property as reduced by such Individual Property's pro rata share of any principal amortization payments or prepayments theretofore received. The initial Allocable Principal Balance for each Individual Property is set forth on Schedule B annexed hereto.

            "ALTA" shall mean American Land Title Association, or any successor thereto.

            "Annual Operating Budget" shall mean, with respect to each Individual Property, an annual operating budget, showing all projected items of Revenue and Operating Expenses, prepared on an accrual basis in accordance with GAAP and certified by Borrowers.

            "Assignment of Leases" shall mean, collectively, that certain first priority Assignment of Leases, Rents and Revenues, dated as of the date hereof, from the applicable Borrower, as assignor, to Lender, as assignee, with respect to each Individual Property, assigning to Lender all of Borrowers' interest in and to the Leases, the Rents and the Revenue of such Individual Property as security for the Loan, as such Assignment of Leases may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Assignment of Consulting Agreement" shall mean, collectively, (a) that certain first priority Assignment of Management Agreement, dated as of January 31, 1995 from Westin William Penn Borrower and Westin William Penn Manager with respect to the William Penn Property, (b) that certain Assignment and Subordination of Management Agreement dated as of the date hereof from the applicable Borrower and Related Consultant with respect to the Individual Property identified on Schedule D as the Radisson Inn New Orleans located in Kennar, Louisiana and (b) those certain first priority Assignments and Subordinations of Consulting Agreement, dated as of the date hereof, from the applicable Borrower and Related Consultant to Lender, with respect to each other Individual Property, assigning to Lender all of each such Borrower's interest in and to the applicable Consulting Agreement with respect to such Individual Property as security for the Loan and subordinating, pursuant to its terms, such Consulting Agreement and any Lien or rights created thereunder to the Lien and to the terms, covenants and provisions of the Loan Documents, as such Assignment of Consulting Agreement may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Bank" shall mean First National Bank of Chicago and any other financial institution subsequently selected by Lender.

            "Bankruptcy Order" shall mean that certain Order Confirming Debtors' Plan of Reorganization filed on May 7, 1992 in that certain bankruptcy proceeding captioned In re Servico, Inc., et al. in the United States Bankruptcy Court, Southern District of Florida, Miami Division, Case No.
90-36655-BKC-AJC-X.

            "Basic Carrying Costs" shall mean (a) with respect to an Individual Property, the sum of the following costs for the relevant Fiscal Year or payment period: (i) Impositions with respect to such Individual Property and (ii) insurance premiums for the Policies with respect to such Individual Property or
(b) the aggregate amount of Basic Carrying Costs for all the Properties.

            "Basic Carrying Costs Monthly Installment" shall mean an amount equal to (i) one-twelfth (1/12) of an amount estimated by Lender to be necessary to pay the Impositions for all the Properties payable during the next ensuing twelve (12) months, giving effect to any amount deposited in the Basic Carrying Costs Sub-Account on the Closing Date and (ii) during any Operative Period, DSCR Restricted Period and Franchise Restricted Period, one-twelfth (1/12) of an amount estimated by Lender to be necessary to pay the premiums on the Policies for all the Properties due during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof. In the event any of the Policies is a blanket policy insuring risks other than those associated with the Properties, the amount set forth in (ii) above shall be the premium that would be payable to continue such policy in effect for just the Properties, as set forth in the Insuror's Letter.

            "Basic Carrying Costs Sub-Account" shall mean the sub-account of the Central Account established and maintained pursuant to Section 2.7.2 to provide for payment of Basic Carrying Costs for the Properties.

            "Basic Sub-Accounts" shall have the meaning specified in Section 2.7.2.

            "Borrower" shall mean, respectively, each of those ten (10) entities set forth on Schedule A annexed hereto and "Borrowers" shall mean, collectively, all such entities, but excluding, in either case, any such entity or entities that own(s) an Individual Property released from the lien of the Mortgage pursuant to Section 2.4.

            "Borrower Material Adverse Effect" shall have the meaning specified in Section 4.1(a).

            "Borrowers' Accountant" shall mean Ernst & Young or any other Independent firm of certified public accountants approved by Lender, which approval shall not be unreasonably withheld or delayed.

            "Building Evaluation Reports" shall mean those certain Building Evaluation Reports prepared by the Engineer and delivered to Lender in connection with the Loan.

            "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York are not open for business.

            "Capital Expenditures Budget" shall mean, with respect to each Individual Property, an annual budget, prepared on an accrual basis in accordance with GAAP and certified by Borrowers, showing all proposed capital expenditures.

            "Capital Expenditure Sub-Account" shall mean a sub-account of the Central Account established pursuant to Section 2.7.2 hereof for the purpose of holding certain Excess Property

Income during any DSCR Restricted Period or any Franchise Restricted Period.

            "Cash Flow Available for Debt Service" shall mean, with respect to each Individual Property with respect to any period, the excess of (a) the Revenue for such period, determined on an accrual basis, less (b) the Operating Expenses for the same period, including, for the purposes of calculating Cash Flow Available for Debt Service, all FF&E Installments calculated with respect to the Revenues for such period or, with respect to any period prior to the Closing Date, FF&E Installments that would have been calculated with respect to such period if this Agreement had been in effect.

            "Cash Management Agreement" shall mean that certain Cash Management Agreement dated as of January 31, 1995 among Borrowers (except New Orleans Motel Associates) certain Affiliates of Borrowers, Related Consultant and Servico, Inc.

            "Casualty" shall have the meaning specified in Section 7.2.2(a).

            "Central Account" shall mean such Eligible Account maintained by Lender at the Bank, in the name of Lender or its successors or assigns (as secured party), as shall be designated by Lender.

            "Certificate" shall mean any certificate representing an interest in the Loan issued pursuant to the Trust and Servicing Agreement.

            "Certificateholder" shall mean the holder of a Certificate.

            "Closing Date" shall mean the date of the closing of the Loan.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "Collateral Security Documents" shall mean any right, document or instrument given as security for the Note, including, without limitation, the Mortgage, the Assignment of Leases and the Assignment of Consulting Agreements, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Commitment" shall have the meaning specified in Section 2.3.1 hereof.

            "Condemnation" shall mean any temporary or permanent taking of all or any part of any Individual Property, or interest therein or right or use thereof, as a result of, any proceeding in condemnation or eminent domain.

            "Condemnation Proceeds" shall have the meaning specified in Section 2.7.8(b) hereof.

            "Consultant" shall mean the Related Consultant and/or the Westin William Penn Manager, as applicable.

            "Consultant Control Change" shall have the meaning specified in
Section 5.1(j).

            "Consultant Control Notice" shall have the meaning specified in
Section 5.1(j).

            "Consultant's Certifications" shall mean those certifications required to be delivered by Consultant under Section 5.1(k) (iv).

            "Consultant's Notice" shall have the meaning specified in Section 2.7.1.

            "Consulting Agreement" shall mean the Related Consulting Agreement and/or the Westin William Penn Management Agreement, as applicable.

            "Contribution Agreement" shall mean that certain Contribution Agreement dated of even date herewith, by and among the Borrowers, relating to contribution arrangements and reimbursement procedures in the event any Borrower suffers losses or incurs expenses in excess of the Allocable Principal Balance of such Borrower's Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Curtailment Reserve Fund Sub-Account" shall mean the sub-account of the Central Account established and maintained pursuant to Section 2.7.2 hereof during the Operative Period for the purpose of holding certain Excess Property Income.

            "Debt Service" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note, as adjusted as a result of any reamortization of the Loan pursuant to Section 2.4.2 hereof.

            "Debt Service Payment Sub-Account" shall mean the sub-account of the Central Account established and maintained pursuant to Section 2.7.2 hereof for the purposes of making Debt Service payments.

            "Default Rate" shall have the meaning specified in the Note.

            "Depositor" shall mean the entity described as such in the Trust and Servicing Agreement, and its successors and assigns.

            "DSCR Determination Date" shall mean each January 1, April 1, July 1 and October 1 commencing on April 1, 1995.

            "DSCR Restricted Period" shall have the meaning specified in Section
2.3.3 hereof.

            "Due Date" shall mean the first Business Day of each calendar month.

            "Eligible Account" shall mean a segregated account held by and at the Bank or an account that is either: (a) maintained with a depository institution or trust company the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) have been rated by the Rating Agency in one of its two highest rating categories or the short-term commercial paper of which is rated by the Rating Agency in its highest rating category at the time of any deposit therein; or (b) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, provided that any such state chartered institution or trust company shall be subject to regulations or has established internal guidelines regarding fiduciary funds on deposit substantially similar to federal regulation 12 C.F.R. 910 (b). The title of each Eligible Account shall indicate that funds held therein are held in trust for the uses and purposes set forth herein. Any funds deposited in the Eligible Account shall only be invested in Eligible Investments.

            "Eligible Investments" shall mean any one or more of the following acquired at a purchase price of not greater than par:

                        (a) direct obligations of, or obligations fully
            guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                        (b) fully FDIC-insured demand and time deposits; and

                        (c) interests in money market or common trust funds
            which as of the date of acquisition of the interest in such fund has been approved for investment by trust funds securing obligations rated AAAm or AAAm-

            G by Standards & Poor's Ratings Group, Inc. and P-1 by Moody's Corporation.

            "Engineer" shall mean RKTL Associates, Inc., which is acknowledged by Lender and Borrowers to be an Independent Person, or any other Independent engineer or engineering firm reasonably approved by Lender.

            "Engineering Escrow Sub-Account" shall mean a sub-account of the Central Account established pursuant to Section 2.7.2 hereof, for the purpose of holding funds to pay for the Required Repairs.

            "Environmental Consultant" shall mean Environmental Management Group, Inc. or any other Independent environmental consulting firm reasonably approved by Lender.

            "Environmental Indemnity" shall mean the certain Environmental Indemnity Agreement of even date herewith, by Borrower in favor of Lender with respect to environmental conditions on the Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Equipment" shall have the meaning specified in the Mortgage with respect to each Individual Property.

            "Equipment Lease" shall mean a lease or other financing arrangement with respect to any furniture, fixtures and equipment (including, without limitation, any motor vehicle) used in the operation of the Properties.

            "Event of Default" shall have the meaning specified in Section 8.1.

            "Excess Property Income" shall mean the amounts available in the Central Account during any Operative Period, any DSCR Restricted Period or any Franchise Restricted Period after the allocations under clauses (a) through (e), inclusive, of Section 2.7.3 have been made.

            "FF&E Monthly Installment" shall mean a payment on each Due Date in an amount equal to the sum of the product for each of the Properties of (a) the Revenue of such Individual Property for the calendar month prior to the calendar month immediately preceding the Due Date in question and (b) (i) five and one-half percent (5.5%) for the Westin William Penn Property or (ii) four percent (4.0%) for the other Properties.

            "FF&E Replacements" shall have the meaning specified in Section 2.7.7(e).

            "FF&E Sub-Account" shall mean a sub-account of the Central Account established pursuant to Section 2.7.2 hereof for the purpose of holding reserves to fund FF&E Replacements.

            "Fiscal Year" shall mean that period beginning on the first Friday after the last Thursday in December of each year and ending on the last Thursday in December, which Fiscal Year shall be composed of four (4) quarters composed of thirteen (13) weeks each.

            "Franchise Agreement" shall mean, with respect to each Individual Property, that certain franchise agreement more specifically identified on Schedule C annexed hereto, and any other Franchise Agreement entered into by a Borrower with respect to an Individual Property with the consent of Lender in accordance with the terms hereof.

            "Franchise Agreement Letters" shall mean each of those certain Letter Agreements by the applicable Borrower and the applicable Franchisor in favor of Lender, with respect to each Individual Property, establishing Lender's rights with respect to the applicable Franchise Agreement, as such Franchise Agreement Letters may be amended, restated, replaced, supplemented or otherwise modified from time to time or, collectively, all such Franchise Agreement Letters.

            "Franchise Restricted Period" shall have the meaning specified in
Section 6.1(a).

            "Franchisor" shall mean, with respect to each Individual Property, which is subject to a Franchise Agreement, the franchisor with respect thereto, as same are identified on Schedule C annexed hereto or any replacement franchisor approved by Lender pursuant to the Assignment of Franchise Agreement.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

            "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

            "Impositions" shall mean all real estate and personal property taxes and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a Governmental Authority upon an Individual Property or the Revenue or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing, provided that water, sewer and utility charges not be deemed to be an Imposition.

            "Improvements" shall have the meaning specified in the Mortgage with respect to each Individual Property.

            "Indebtedness" shall mean the indebtedness in the original principal amount set forth in, and evidenced by, the Note, together with all other obligations and liabilities of Borrowers due or to become due to Lender pursuant to the Note, this Agreement or any other Loan Document, including, without limitation, all interest thereon and all Yield Maintenance Premiums due in connection therewith.

            "Independent" means, when used with respect to any Person, a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in any Borrower, or in any Affiliate of any Borrower or any constituent partner, shareholder, member or beneficiary of any Borrower, and (iii) is not connected with any Borrower or any Affiliate of any Borrower or any constituent partner, shareholder, member or beneficiary of any Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. In each instance where the opinion or certificate of an Independent Person is required in order to comply with any of the provisions hereof, the opinion or certificate so supplied shall include a statement that the individual executing the same has read this definition and that the Person supplying such opinion or certificate is Independent within the meaning hereof.

            "Independent Director" shall have the meaning specified in Section 4.1(dd) (xv).

            "Individual Property" shall mean each parcel of real property and the Improvements thereon owned by a Borrower and encumbered by the Mortgage, together with all rights and property pertaining to such real property and Improvements, as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the "Mortgaged Property".

            "Insurance Proceeds" shall have the meaning specified in Section 2.7.8(a).

            "Insurance Requirements" shall mean, with respect to each Individual Property, all material terms of any insurance policy required pursuant to this Agreement or the related Loan Documents, all material requirements of the issuer of any such policy, and all material regulations and then current standards applicable to or affecting such Individual Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the state insurance commissioner or other state regulatory body, if any, having jurisdiction over such Individual Property, or such other body exercising similar functions.

            "Insuror's Letter" shall mean a letter provided by the issuer of the Policies setting forth, with respect to any such Policy that is a blanket policy covering risks other than those associated with the Properties, the annual premium that would be required to keep such Policies in effect for just the Properties and making the statement required pursuant to clause (B) of the final sentence of Section 7.2.1(c), as such letter shall be updated from time to time as the amounts of the premiums for the Policies shall change.

            "Interest Rate" shall have the meaning specified in the Note.

            "Late Payment Charge" shall have the meaning specified in the Note.

            "Lease" shall mean any lease, or, to the extent of the interest therein of any Borrower, any sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and every modification, amendment or other agreement relating thereto and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed thereunder, excluding, however, any occupancy of hotel rooms by guests in the ordinary course of business.

            "Legal Requirements" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities to which such Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, is subject, including, without limitations, all zoning, land use, building, and environmental statutes, laws, codes, resolutions and ordinances, whether now or hereafter enacted and in force, and all permits, licenses, variances and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrowers, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof or (ii) in any way limit the use and enjoyment thereof.

            "Lender" shall have the meaning specified in the first Paragraph hereof.

            "Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting any

Individual Property or any portion thereof or any Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

            "Loan" shall mean the loan, evidenced by the Note, and secured by the Mortgage and the other Collateral Security Documents, to be made by Lender to Borrowers pursuant hereto.

            "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Environmental Indemnity and the other Collateral Security Documents and any other document executed or delivered by or on behalf of Borrowers in connection with the Loan.

            "Loan Purchaser" shall mean any purchaser of the Loan from the Lender, such purchaser's designee, the respective successors and/or assigns of such purchaser or designee and any subsequent holder of the Note.

            "Loan Year" shall mean each one (1) year period commencing on the Closing Date and on each anniversary of the Closing Date.

            "Lock-Out Date" shall have the meaning specified in the Note.

            "Long-Term Required Repairs" shall mean those Required Repairs designated as "long-term" on Schedule E annexed hereto.

            "Long-Term Required Repairs Installment" shall mean a payment in the amount of $373,875 to be made by Borrowers to Lender on each of the Closing Date and the first Due Date occurring after each of the first two anniversaries of the Closing Date, to be deposited in the Engineering Escrow Account, provided that if the Borrowers shall expend funds (other than funds disbursed by Lender hereunder) in payment of the costs of any Long-Term Required Repair (other than a Long-Term Required Repair designated as sprinklers on Schedule E annexed hereto) and shall deliver to Lender reasonably satisfactory evidence of such payment, together with the contractor's certification required to be delivered as a condition of disbursement pursuant to Section 2.7.7(d) (ii) with respect to such Long-Term Required Repair, Borrowers shall, upon reasonable approval of the foregoing by Lender, receive a credit in the amount of such payment against the amount of the Long-Term Required Repairs Installment next due, if any, provided that the amount of such credit together with any disbursements made from the Engineering Escrow Sub-Account, expressed as a percentage of the costs allocated for such item on Schedule E, shall not exceed the percentage of the work on such item then completed.

            "Loss Proceeds" shall have the meaning specified in Section 2.7.8(c) hereof.

            "Major Required Repair" shall have the meaning specified in Section
2.7.7 (d).

            "Maturity Date" shall mean March 1, 2010, subject to extension as provided in Section 2.3.4.

            "Minor Required Repair" shall have the meaning specified in Section 2.7.7(d) (i).

            "Mortgage" shall mean, with respect to each Individual Property, that certain first priority (a) Mortgage, Security Agreement and Assignment of Leases and Rents, (b) Leasehold Mortgage, Security Agreement and Assignment of Leases and Liens or (c) Deed of Trust, Security Agreement and Assignment of Leases and Rents, as applicable, executed and delivered by the Borrower that owns such Individual Property as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time or, collectively, all such Mortgages, Leasehold Mortgages and Deeds of Trust, as the context may require.

            "Non-Consolidation Opinion" shall have the meaning specified in
Section 3.1(f).

            "Note" shall mean that certain Promissory Note of even date herewith, made by Borrowers in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "Officer's Certificate" shall mean a certificate delivered to Lender by a Borrower which is signed by an officer of such Borrower who also serves as Chief Executive Officer, Chief Financial Officer, Treasurer, Controller or Vice President of Servico, Inc.

            "Operating Expenses" shall mean, for each Individual Property, all ordinary and customary expenses payable in the ordinary course of operating such Individual Property as a hotel project (such expenses being determined on an accrual basis for the relevant calculation period, unless otherwise expressly provided herein) but excluding distributions to stockholders or partners in the applicable Borrower, Debt Service payable by Borrowers, income taxes, non-cash items such as depreciation and any fees payable to the Related Consultant in excess of four percent (4%) of Revenue.

            "Operations and Maintenance Expense Monthly Installment" shall mean with respect to each month in a particular year, an amount, as determined by Lender, equal to the aggregate of one-twelfth (1/12th) of the product for each Individual Property of (a) 1.05 and (b) the Operating Expenses for such Individual Property in the immediately preceding Fiscal Year.

            "Operations and Maintenance Expense Sub-Account" shall mean a sub-account of the Central Account established and maintained during any Operative Period, any DSCR Restricted Period and any Franchise Restricted Period pursuant to Section 2.7.2 hereof relating to the payment of Operating Expenses.

            "Operative Period" shall mean (a) any period during which a monetary Event of Default shall have occurred and be continuing, (b) if Borrowers fail to provide Lender with a Commitment or Commitments on or prior to the Refinance Notification Date, the period commencing on the Refinance Notification Date and ending on the date the Indebtedness has been paid in full, and (c) if Borrowers provide Lender with a Commitment or Commitments on or prior to the Refinance Notification Date and the Void Commitment Date occurs, the period commencing on the Void Commitment Date and ending on the date the Indebtedness has been paid in full.

            "Other Charges" shall have the meaning specified in Section 5.1(b)

            "Permits" shall have the meaning specified in Section 4.1(w).

            "Permitted Encumbrances" shall mean, with respect to each Individual Property, (a) the Liens created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof or in UCC-11 searches delivered to Lender, (c) Liens for Impositions not yet due and payable or being contested in good faith and by appropriate proceedings in accordance with the applicable provisions of the Loan Documents, (d) Equipment Leases and any conditional sale agreement with respect to the purchase of any Equipment, provided the same have been or shall be entered into by the applicable Borrower in the ordinary course of business, (e) Liens given by a Borrower to finance capital improvements to an Individual Property as permitted under the Mortgage, subject to the prior written approval of Lender, in its sole discretion, which approval shall not be granted if such Lien would result in any withdrawal, downgrade or other adverse effect on any rating of the Certificates issued by the Rating Agency, (f) other Liens expressly permitted by the terms of the Loan Documents and (g) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

            "Person" shall mean any individual, corporation partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            "Policies" shall have the meaning specified in Section 7.2.1(c).

            "Premises" shall, with respect to each Individual Property, have the meaning specified in the Granting Clause of the Mortgage encumbering such Individual Property.

            "Pro Forma Debt Service Coverage Ratio" shall mean, with respect to any DSCR Determination Date, the ratio of (a) the aggregate Cash Flow Available for Debt Service for all the Properties determined on an accrual basis for the twelve (12) month period ending with the calendar month prior to the calendar month immediately preceding such DSCR Determination Date to (b) the aggregate amount of Debt Service scheduled to be due during the twelve (12) month period immediately following such DSCR Determination Date, assuming, for the purpose of this calculation, that no payments of principal other than scheduled amortization payments will be made during such period.

            "Properties" shall mean, collectively, all of the Individual Properties, which Individual Properties are identified on Schedule D annexed hereto, but excluding any such Individual Properties released from the lien of the Mortgage pursuant to Section 2.4.

            "Qualified Institutional Lender" shall mean a financial institution or other lender with a long term credit rating which is not less than investment grade.

            "Rating Agency" shall mean Fitch Investors Service, Inc.

            "Recourse Distributions" shall have the meaning specified in Section 9.26.

            "Refinance Notification Date" shall have the meaning specified in
Section 2.3.1 hereof.

            "Related Consulting Agreement" shall mean, collectively, those certain agreements entered into by and between Borrowers (other than the Westin William Penn Borrower) and Related Consultant, pursuant to which Related Consultant is to provide management consulting, or, in the case of the Individual Property identified on Schedule D as the Radisson Inn New Orleans located in Kennar, Louisiana, management and other services with respect to each Individual Property other than the Westin William Penn Property.

            "Related Consultant" shall mean Servico Management Corp., a Florida corporation.

            "Release Amount" shall have the meaning specified in Section
2.4.1(a).

            "Rents" shall mean, with respect to each Individual Property, all rents, income, issues, revenues and profits arising from the Leases and renewals thereof.

            "Required Repairs" shall mean those repairs, if any, with respect to any Individual Property specified in Schedule E annexed hereto.

            "Required Repairs Installment" shall mean the Long-Term Required Repairs Installment and the Sprinkler Installment.

            "Restoration" shall have the meaning specified in Section 7.2.2(a).

            "Revenue" shall mean, with respect to each Individual Property, all Rents and all other revenue of any kind derived from such Individual Property, all determined on an accrual basis (unless otherwise indicated) in accordance with GAAP consistently applied, after deducting all allowances for rebates and adjustments, whether cash or credit, derived directly or indirectly from any source including, without limitation: rental of rooms; food and beverage; sales from gift or other shops managed directly by the applicable Borrower or any agent of such Borrower; telephone; net vending income (gross vending revenue reduced by the amount payable to equipment vendors for the use thereof); commissions; net rentals of cars, bicycles and other items; meeting room rentals; all net revenue received from any third party concessionaires operating any concession under any agreement with such Borrower or its agents, and other persons occupying space at such Individual Property and/or rendering services to guests staying at such Individual Property; and any form of incentive payments or awards received by Borrower from any source whatsoever which are attributable to the operation of such Individual Property.

            "Royce Property" shall mean the Individual Property identified on Schedule D as the Royce Hotel-Pittsburgh Airport located in Pittsburgh, Pennsylvania.

            "Securitization Transaction" shall mean the transactions contemplated by the Trust and Servicing Agreement, including, without limitation, (a) the assignment and transfer of the Loan and the Loan Documents to the Depositor, (b) the issuance, sale and rating of the Certificates, and (c) the assignment and transfer of the Loan and the Loan Documents to the Trustee for the benefit of the Certificateholders.

            "Servicer" shall mean (a) the entity described as such in the Trust and Servicing Agreement or its successor in interest, or if any successor servicer is appointed pursuant to the Trust and Servicing Agreement, such successor servicer or (b) any other entity appointed to service the Loan pursuant to Section 9.25.

            "Short-Term Required Repairs" shall mean any Required Repairs not designated "long-term" on Schedule E annexed hereto.

            "Short-Term Required Repair Deposit" shall mean an amount equal to the aggregate of one hundred twenty-five percent (125%) of the estimated costs of Short-Term Required Repairs for each Individual Property as set forth on Schedule E annexed hereto.

            "Sprinkler Installment" shall mean a payment in the amount of $1,312,500 to be made by Borrower to Lender on the Closing Date and the first Due Date occurring after each of the first four anniversaries of the Closing Date, to be deposited in the Engineering Escrow Account, provided that if Borrowers shall expend any funds (other than amounts disbursed by Lender hereunder) in payment of any Long-Term Required Repair designated as sprinklers on Schedule E annexed hereto and shall deliver to Lender reasonably satisfactory evidence of such payment, together with the contractor's certification required to be delivered as a condition of disbursement pursuant to Section 2.7.7(d) (ii) with respect to such Long-Term Required Repair, Borrowers shall, upon reasonable approval of the foregoing by Lender, receive a credit in the amount of such payment against the amount of the Sprinkler Installment next due, if any, provided that the amount of such credit together with any disbursements made from the Engineering Escrow Sub-Account, expressed as a percentage of the costs allocated for such item on Schedule E, shall not exceed the percentage of the work on such item then completed.

            "State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

            "Survey" shall mean a survey of the Individual Property in question prepared by a surveyor, licensed in the State, in accordance with ALTA standards and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

            "Survey Requirements" shall have the meaning specified in Section
3.1 (c) (iii).

            "Term Sheet" shall have the meaning specified in Section 9.23.

            "Title Insurance Policy" shall mean, with respect to each Individual Property, the ALTA extended coverage mortgagee title insurance policy (1970 form B or other loan policy acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property and containing such endorsements and affirmative assurances as Lender shall reasonably require (to the extent authorized in each State).

            "Trust and Servicing Agreement" shall mean any trust and servicing agreement or pooling and servicing agreement pursuant to which the Loan is assigned to a Trustee in trust and one or more classes of Certificates are issued representing beneficial ownership interests in the Loan and the other assets of such trust.

            "Trustee" shall mean the entity described as such in the Trust and Servicing Agreement or its successor in interest, or if any successor trustee is appointed pursuant to the Trust and Servicing Agreement, such successor trustee.

            "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State in which an Individual Property is located.

            "Void Commitment Date" shall have the meaning specified in Section
2.3.1 hereof.

            "Westin William Penn Borrower" shall mean Wilpen, Inc., a Pennsylvania corporation.

            "Westin William Penn Management Agreement" shall mean that certain Management Agreement dated March 5, 1984 between Westin William Penn Borrower and Westin William Penn Manager, as amended by that certain Amendment to Management Agreement dated as of August 13, 1984 between Westin William Penn Borrower and Westin William Penn Manager and as amended and assumed under that certain Agreement for Assumption of Contract dated as of July 7, 1991, by and between Westin William Penn Borrower and Westin William Penn Manager and further amended by that certain Second Amendment of Management Agreement dated January 28, 1995.

            "Westin William Penn Manager" shall mean Westin Hotel Company, a Delaware corporation, together with its permitted successors and assigns under the Westin William Penn Management Agreement.

      "Westin William Penn Property" shall mean the Individual Property identified on Schedule D as the Westin William Penn Hotel located in Pittsburgh, Pennsylvania.

      "Yield Maintenance Premium" shall have the meaning specified in the Note.

      Section 1.2 Principles of Construction.

      All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as modified herein.

            II. GENERAL TERMS

            Section 2.1 Loan Commitment; Disbursement to Borrowers.

            2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make the Loan to Borrowers on the Closing Date, in the original principal amount set forth in the Note, which Loan shall mature on the Maturity Date. Borrowers hereby agree to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein.

            2.1.2 Disbursement to Borrowers. Borrowers may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrowers shall, on the Closing Date, receive the Loan, subject to the direction given by Borrowers as to the application of Loan proceeds to pay certain closing costs and to fund (i) the Basic Carrying Cost Sub-Account in an amount equal to (a) the amount necessary to enable Lender to make each payment of Impositions coming due during the twelve (12) months following the Closing Date on the date each such payment is due, taking into account the Basic Carrying Costs Monthly Installments that will be due and payable before each such payment of Impositions is due plus (b) twice the amount indicated in the Insuror's Letter as the premium necessary to keep the Policies in effect for one month and (ii) the Engineering Escrow Sub-Account in an amount equal to (a) the Short-Term Required Repair Deposit plus (b) the first Long-Term Required Repair Installment plus (c) the first Sprinkler Installment, in accordance with the provisions of this Agreement.

            2.1.3 The Note. The Loan shall be evidenced by the Note, in the original principal amount of the Loan. The Note shall bear interest as provided in such Note, shall be subject to repayment and prepayment as provided in
Section 2.3. The Note shall be entitled to the benefits of this Agreement and shall be secured by the Mortgage, the Assignment of Leases and the other Collateral Security Documents.

            Section 2.2 Use of Proceeds.

            Borrowers shall use the proceeds of the Loan disbursed to it pursuant to Section 2.1 to (i) repay and discharge any existing loans relating to the Properties, except the Permitted Encumbrances, (ii) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (iii) fund the Basic Carrying Costs Sub-Account, as provided in Section 2.1.2, and the Engineering Escrow Sub-Account and (iv) pay costs and expenses incurred in connection with the Closing of the Loan, as mutually approved by Lender and Borrowers. Any remaining proceeds of the Loan shall be used for commercial purposes only.

            Section 2.3 Loan Repayment and Prepayments; Refinancing; Extensions.

            2.3.1 Repayment; Refinancings. Borrowers shall repay the Loan in accordance with the provisions of the Note. Borrowers shall deliver to Lender written commitment(s) or engagement letter(s) (either, a "Commitment" or "Commitments"), which Commitment or Commitments shall set forth specific terms and conditions for the refinancing of the entire outstanding amount of the Loan from a Qualified Institutional Lender or Lenders or a nationally recognized investment banking firm or firms on or before that date which is six (6) months prior to the Maturity Date (the "Refinance Notification Date"). If Borrowers fail to deliver such Commitment or Commitments prior to the Refinancing Notification Date or if such Commitment or Commitments are delivered on or before the Refinance Notification Date, but lapse, terminate or are otherwise withdrawn prior to the funding of such Commitment or Commitments and the use of the proceeds thereof to pay the entire outstanding amount of the Loan (the date upon which such Commitment or Commitments lapse, terminate or are otherwise withdrawn is hereinafter referred to as the "Void Commitment Date"), unless the Indebtedness shall have been paid in full prior to the Refinance Notification Date or the Void Commitment Date, as the case may be, an Operative Period shall be in effect and all Excess Property Income shall be applied by Lender pursuant to Section 2.7.3(f).

            2.3.2 Prepayments. The Loan may be prepaid only as provided in the Note.

            2.3.3 Pro Forma Debt Service Coverage Ratio. If on any DSCR Determination Date, the Pro Forma Debt Service Coverage Ratio, is less than or equal to 1.2/1.0, then for the period (the "DSCR Restricted Period") commencing on such DSCR Determination Date and ending on the next DSCR Determination Date on which the Pro Forma Debt Service Coverage Ratio exceeds 1.2/1.0 all Excess Property Income for all the Properties shall be deposited in the Central Account and allocated as provided in Section 2.7.3(g), provided that if a DSCR Restricted Period and an Operative Period shall both be in effect with respect to any period of time, such period will be deemed an Operative Period for the purposes of this Agreement.

            2.3.4 Extensions. At the request of Borrower, which request must be made at least one hundred eighty (180) days prior to the Maturity Date, Lender shall have the option, in its sole discretion, to extend the maturity of the Loan to the next anniversary of the Maturity Date, provided, however, in no event shall Lender extend the maturity of the Loan beyond March 1, 2015.

            Section 2.4 Release of Individual Properties. Except as set forth in this Section 2.4, no repayment or prepayment of all or any portion of the principal of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any Individual Property.

            2.4.1 Release of Individual Properties. From and after the Lock-Out Date or in connection with any application by Lender of Loss Proceeds to the Loan pursuant to Section 2.7.8 and Section 7.2, Borrowers may obtain (i) the release (in whole but not in part) of an Individual Property from the Lien of the Mortgage thereon and (ii) the release of such Borrower's obligations under the Loan Documents (other than those expressly stated to survive satisfaction of the Indebtedness), upon satisfaction of each of the following conditions:

            (a) Lender shall have received payment of an amount equal to the sum of (i) the then current Allocable Principal Balance for the Individual Property to be released, (ii) twenty-five percent (25%) of (A) if such release shall occur on or before the seventh (7th) anniversary of the Closing Date, the initial Allocable Principal Balance for such Individual Property or (B) if such release shall occur after such seventh (7th) anniversary of the Closing Date, the then current Allocable Principal Balance for such Individual Property and
(iii) the amount of any additional reduction in the outstanding principal balance of the Loan necessary to cause the Adjusted Debt Service Coverage Ratio to equal at least (A) if such release shall occur on or before the seventh (7th) anniversary of the Closing Date, the greater of (I) 1.53/1.0 or (II) the ratio of (x) the Cash Flow Available for Debt Service for all of the Properties for the twelve (12) month period ending with the last month for which Lender shall have received financial reports for all of the Properties pursuant to Section 5.1(k) (iv) to (y) twelve (12) times the amount of the payment of Debt Service payable on the Due Date occurring immediately prior to the date of such release or (B) if such release shall occur after such seventh (7th) anniversary, the greater of (I) 1.53/1.0 or (II) the ratio of (x) the Cash Flow Available for Debt Service for all of the Properties for the twelve (12) month period ending with the last month for which Lender shall have received financial reports for all of the Properties pursuant to Section 5.1(k) (iv) to (y) twelve (12) times the amount of the payment of Debt Service payable on the Due Date occurring immediately prior to the date of such release (collectively, the "Release Amount"), together with the Yield Maintenance Premium, if any, payable in connection with payment of the Release Amount;

            (b) Lender shall have received all other payments of principal, interest, Yield Maintenance Premiums and other amounts then due and payable under the Note, this Agreement and the other Loan Documents;

            (c) The Borrower in question shall have delivered an Officer's Certificate to Lender at least thirty (30) days prior to the date the applicable Individual Property is to be released from the Lien of the applicable Mortgage, and again on the date of such release, certifying in each case that the conditions in this Section have been satisfied (or will be satisfied on the date of such release), with detailed calculations indicating the derivation of the Adjusted Debt Service Coverage Ratio and of the amounts of the Release Amount, the Yield Maintenance Premiums and other amounts payable pursuant to subparagraphs (a) and (b) above, which amounts shall be subject to confirmation by Lender;

            (d) After giving effect to the proposed release, no Default or Event of Default shall have occurred and be continuing; and

            (e) Borrowers shall have submitted to Lender, not less than fifteen
(15) days prior to the date of such release, all documentation Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer's Certificate of the Borrower in question certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens and other rights of Lender under the Loan Documents and with respect to Properties not being released.

            2.4.2 Recalculation of Amortization Payments. Commencing on the first Due Date after the receipt of any Release Amount, the amount of the Debt Service payment due on each Due Date shall be adjusted to equal the amount, as determined by Lender and Borrowers, of the fixed monthly payment necessary to fully amortize the remaining principal balance of the Loan by February 1, 2015 while paying interest at the Interest Rate on the principal balance of the Loan outstanding from time to time.

            2.4.3 Release Documentation. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of all principal, interest, Yield Maintenance Premiums and all other amounts then due and payable under the Loan Documents, execute and deliver documents, prepared by Borrower or Borrower's counsel and in form and substance reasonably satisfactory to Lender, to release the Lien of the Mortgage from the applicable Individual Property.

            Section 2.5 Interest.

            2.5.1 Generally. Borrowers shall pay interest at the Interest Rate on the outstanding principal balance of the Loan on each Due Date.

            2.5.2 Default Rate; Post-Maturity Interest. If Borrowers shall fail to make any payment of principal, interest, Yield Maintenance Premiums or any other amount payable by Borrowers under the Note, this Agreement or any other Loan Documents within the grace period provided with respect to such payment under Section 8.1 or, if no grace period is provided, on the date on which such payment is due, whether by acceleration or otherwise, Borrowers shall pay interest at the Default Rate with respect to such amounts and/or with respect to the entire unpaid principal balance of the Loan as provided in the Note. The preceding sentence shall not be construed as an agreement or privilege to extend the date for payment of any such amounts nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of an Event of Default.

            Section 2.6 Payments; Computations.

            2.6.1 Making of Payments. Each payment by Borrowers hereunder or under the Note shall be made directly into the Central Account by wire transfer of immediately available funds to:

            The First National Bank of Chicago
            Chicago, Illinois
            ABA #071000013
            Credit Clearing A/C No. BNF=7521-7623/DES
            Ref: 19203932/LSU

or to such other designated bank or place, or in such other manner, as Payee may from time to time specify in writing. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

            2.6.2 Computations. Interest payable hereunder or under the Note by Borrowers shall be computed on the basis of a 360-day year consisting of twelve
(12) months of thirty (30) days each except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year.

            2.6.3 Late Payment Charge. If any principal, interest, Yield Maintenance Premiums or any other sums due under the Loan Documents is not paid in full within three (3) Business Days of the date on which it is due, Borrowers shall pay to Lender a Late Payment Charge pursuant to the Note.

            2.6.4 Application of Payments. Unless otherwise expressly provided herein, all payments received on account of the Indebtedness shall be applied, first, to accrued and unpaid interest, second, to the outstanding principal balance of the Loan, third, to any Yield Maintenance Premium then due and payable and thereafter to other amounts payable under the Loan Documents.

            Section 2.7 Central Account; Deposits and Distributions.

            2.7.1 Deposits in Central Account. (a) On each Due Date, Borrower shall pay, or cause to be paid, to Lender, by wire transfer directly to the Central Account as provided in Section 2.6.1 or as otherwise directed by Lender,
(i) the payment of Debt Service then due and payable, together with all Yield Maintenance Premiums and other amounts payable under the Note, this Agreement and the other Loan Documents, (ii) the Basic Carrying Costs Monthly Installment,
(iii) the FF&E Monthly Installment, (iv) during any Operative Period, DSCR Restricted Period or Franchise Restricted Period, (A) the Operations and Maintenance Expense Monthly Installment and (B) all Excess Property Income and
(v) if such Due Date is the first Due Date occurring after each of the first four anniversaries of the Closing Date, the Required Repairs Installment, all for application as provided herein.

            (b) On each Due Date, Lender shall allocate all funds deposited into the Central Account to the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account, the Engineering Escrow Sub-Account (if such Due Date is the first Due Date occurring after each of the first four anniversaries of the Closing Date) and the FF&E Sub-Account, in that order, provided that during any Operative Period, any DSCR Restricted Period or any Franchise Restricted Period, Lender shall allocate such funds pursuant to Section 2.7.3.

            (c) Upon commencement of any Operative Period, any DSCR Restricted Period or any Franchise Restricted Period, Lender may deliver a Consultant's Notice to Consultant. Borrowers shall cause Consultant, upon receipt by Consultant of a notice from Lender so directing Consultant (a "Consultant's Notice") until directed otherwise by Lender, to collect all Revenue (determined for the purposes of this provision on a cash basis) relating to each Individual Property and pay over all such Revenue or, in the case of the Westin William Penn Manager, all amounts that would otherwise be payable to Westin William Penn Borrower under the Westin William Penn Management Agreement, to Lender by wire transfer directly to the Central Account as provided in Section 2.6.1 or as may be otherwise designated from time to time by Lender. From and after the day immediately following the date on which a Consultant's Notice is received, Consultant shall collect all of the Revenue of each of the Individual Properties and shall deposit such funds directly into the Central Account within One

(1) Business Day after receipt thereof or, in the case of the Westin William Penn Manager, when required to be paid to the Westin William Penn Borrower pursuant to the Westin William Penn Management Agreement. Upon termination of the applicable Operative Period, DSCR Restricted Period or Franchise Restricted Period, provided no other such Period shall then be in effect, Lender shall deliver a notice to Consultant directing Consultant that from and after the date of such notice Consultant shall not be required to collect and pay over Revenue pursuant to the applicable Consultant's Notice.

            (d) Borrowers pledge, assign and grant a security interest to Lender in all amounts deposited into the Central Account, as security for payment of all sums due under the Loan and the performance of all other terms and covenants of the Loan Documents and this Agreement on Borrowers' part to be paid and performed.

            2.7.2 Establishment of Central Account and Sub-Accounts. Lender shall establish and maintain the Central Account with the Bank, in the name of Lender, as secured party. The Central Account shall be an Eligible Account and shall include (a) the Debt Service Payment Sub-Account, (b) the Basic Carrying Costs Sub-Account, (c) the FF&E Sub-Account, (d) the Engineering Escrow Sub-Account, (e) the Operations and Maintenance Expense Sub-Account, (f) the Curtailment Reserve Fund Sub-Account and (g) the Capital Expenditure Sub-Account (collectively, the "Basic Sub-Accounts"), to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement. The Central Account and the Basic Sub-Accounts shall be under the sole dominion and control of Lender. Borrowers hereby irrevocably direct and authorize Lender to deposit funds into and withdraw funds from the Central Account and the Basic Sub-Accounts in accordance with the terms and conditions of this Agreement. Borrowers shall have no direct right of withdrawal in respect of the Central Account or the Basic Sub-Accounts, but shall have the right to receive disbursements as provided herein. Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Central Account or the affected Basic Sub-Account and Lender shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient.

            2.7.3 Funding of Basic Sub-Accounts During Operative Period, DSCR Restricted Period and Franchise Restricted Period. During any Operative Period, DSCR Restrictive Period and any Franchise Restricted Period, Lender shall allocate all funds deposited into the Central Account each day among the Basic Sub-Accounts in the following priority:

            (a) first, to the Basic Carrying Costs Sub-Account, until an amount equal to the sum of (i) an amount equal to the Basic Carrying Costs Monthly Installment for any prior month(s), to the extent not previously paid, plus (ii) an amount equal to the Basic Carrying Cost Monthly Installment due on the current Due Date, has been allocated to the Basic Carrying Costs Sub-Account;

            (b) second, to the Operations and Maintenance Expense Sub-Account, until an amount equal to the sum of (i) an amount equal to the Operations and Maintenance Expense Monthly Installment for any prior month(s), to the extent not previously paid, plus (ii) an amount equal to the Operations and Maintenance Expense Monthly Installment due on the current Due Date, has been allocated to the Operations and Maintenance Expense Sub-Account;

            (c) third, to the Debt Service Payment Sub-Account, until an amount equal to the sum of (i) the amount, if any, deducted therefrom during any preceding month to pay any amounts due to any other Basic Sub-Account in accordance with the provisions of this Section 2.7 to the extent not previously reimbursed by such other Basic Sub-Account to the Debt Service Payment Sub-Account, plus (ii) an amount equal to the payment of Debt Service for any prior month(s), to the extent not previously paid, plus (iii) an amount equal to the payment of Debt Service for the current Due Date (and any other amounts required to be paid under the Note on such Due Date), has been allocated to the Debt Service Payment Sub-Account;

            (d) fourth, but only if all of the Required Repair Installments have not yet been paid, to the Engineering Escrow Sub-Account, until an amount equal to the sum of (i) the amount, if any, deducted therefrom during any preceding month to pay any amounts due to any other Basic Sub-Account in accordance with the provisions of this Section 2.7 to the extent not previously reimbursed by such other Basic Sub-Account to the Engineering Escrow Sub-Account, plus (ii) an amount equal to the payment of any portion of any Required Repairs Installment previously payable, to the extent not previously paid, plus (iii) an amount equal to the aggregate of the Required Repairs Installment, if any, payable hereunder on the first Due Date occurring after the next anniversary of the Closing Date divided by the number of Due Dates to occur between the date such funds are received and the first Due Date occurring after the next anniversary of the Closing Date, inclusive;

            (e) fifth, to the FF&E Sub-Account, until an amount equal to the sum of (i) the amount, if any, deducted therefrom during any preceding month to pay any amounts due to any other Basic Sub-Account in accordance with the provisions of this Section 2.7 to the extent not previously reimbursed by such other Basic Sub-Account to the FF&E Sub-Account, plus (ii) an amount equal to the FF&E Monthly Installment for any prior month(s), to the extent not previously paid, plus (iii) an amount equal to the FF&E Monthly Installment due on the current Due Date, has been allocated to the FF&E Sub-Account;

            (f) sixth, but only during any Operative Period, to the Curtailment Reserve Fund Sub-Account to be applied pursuant to Section 2.7.7(g), unless Lender shall elect, in its sole discretion, to disburse all or any portion of such funds in payment of any Operating Expenses or any other charges affecting all or a portion of the Properties, upon such terms and conditions as Lender shall elect; and

            (g) seventh, but only during any DSCR Restricted Period or any Franchise Restricted Period, to the Capital Expenditure Sub-Account, to be disbursed as provided in Section 2.7.7(f).

            2.7.4 Deposits During Operative Period, DSCR Restricted Period and Franchise Restricted Period. If on any Due Date during any Operative Period, DSCR Restricted Period or any Franchise Restricted Period, the funds then on deposit in the Central Account shall be less than the amount of funds which are required to be deposited therein pursuant to Section 2.7.3(a) through (d) for such Due Date, Borrowers shall be obligated to deposit immediately available funds (in addition to Revenue) by wire transfer directly into the Central Account as provided in Section 2.6.1, on such Due Date (subject to the grace period provided in Section 8.1 (a) (i)), in the amount of such deficiency, and failure to make such deposit shall be an Event of Default hereunder. Lender may (but shall not be obligated to) withdraw funds from the Debt Service Payment Sub-Account the Engineering Escrow Sub-Account, the FF&E Sub-Account, the Curtailment Reserve Sub-Account or the Capital Expenditure Sub-Account (in each case to the extent funds are available in each such Basic Sub-Account) and pay any deficiency in any other Basic Sub-Account, in such order of priority as Lender determines in Lender's sole discretion. Lender shall not withdraw or disburse funds from the Basic Carrying Costs Sub-Account or the Operation and Maintenance Sub-Account except as expressly provided in Section 2.7.7(b) and
(c).

            2.7.5 Eligible Investments. Lender shall direct the Bank to invest and reinvest any balance in the Central Account from time to time in Eligible Investments, provided that (a) the maturities of the Eligible Investments on deposit in the Central Account, if fixed, shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the Central Account and the Basic Sub-Accounts must be made, (b) all such Eligible Investments shall be held in the name of Lender (as secured party) and be under the sole dominion and control of Lender, and (c) no Eligible Investment shall be made unless Lender shall retain a perfected first priority Lien in such Eligible Investment securing the Indebtedness and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken and Lender shall have been provided with an opinion of counsel satisfactory to Lender confirming the perfection of such Lien in such Eligible

Investment. All funds in the Central Account that are invested in a Eligible Investment shall be deemed to be held in the Central Account for all purposes of this Agreement and the other Loan Documents. Neither Lender nor the Bank shall have any liability for any loss in investments of funds in the Central Account that are invested in Eligible Investments and no such loss shall affect Borrowers' obligation to fund, or liability for funding, the Central Account, as the case may be. Borrowers agree that Borrowers shall include all such earnings on the Central Account as income of the Borrowers for federal and applicable state tax purposes.

            2.7.6 Interest on Accounts. All interest paid or other earnings on the Eligible Investments made hereunder shall be deposited into the Central Account and shall be allocated to the Basic Sub-Account which contained the funds with respect to which such interest was paid or other earnings earned. All such interest and earnings shall be treated as Revenue. Except during a DSCR Restricted Period, a Franchise Restricted Period, an Operative Period or any period when an Event of Default has occurred and is continuing, all such interest paid or other earnings earned with respect to funds in the Basic Carrying Costs Sub-Account and the Debt Service Payment Sub-Account shall, after each anniversary of the Closing Date, at Lender's option, either be paid over to Borrowers or, on notice to Borrowers, credited against the amounts payable by Borrowers on the next Due Date. Except for amounts to be paid or credited to Borrowers pursuant to the preceding sentence, all interest paid or earnings earned with respect to funds on deposit in any Basic Sub-Account shall be retained in such Basic Sub-Account and disbursed pursuant to Section 2.7.7.

            2.7.7 Payment of Debt Service; Disbursement of Funds in Basic Sub-Accounts; Excess Property Income. Transfers and payments from the Central Account and the Basic Sub-Accounts shall be made in accordance with the following provisions:

            (a) Payment of Debt Service. On each Due Date during the term of the Loan, Lender shall withdraw from the Debt Service Payment Sub-Account and apply to the Indebtedness an amount equal to the sum of all payments of Debt Service and any other amounts payable to Lender under the Note, this Agreement or the other Loan Documents, provided that if any such payment of Debt Service or other amounts is past due, Lender shall make such withdrawal immediately upon allocation of funds to the Debt Service Payment Sub-Account.

            (b) Payment of Basic Carrying Costs. Borrower shall use its best efforts to cause all notices of the amount and due date of payments of Basic Carrying Costs to be sent to Lender at least ten (10) Business Days prior to such due date. Provided that (i) Lender has received notice of the amount and due date of any payment of Basic Carrying

Costs and (ii) there are sufficient funds available in the Basic Carrying Costs Sub-Account, Lender shall make such payment of Basic Carrying Costs directly to the Governmental Authority or insuror entitled thereto. If the amount in the Basic Carrying Costs Sub-Account is not sufficient to pay the Basic Carrying Costs, Borrowers shall pay to Lender, within five (5) Business Days of written notice, an amount which Lender shall estimate as sufficient to make up the deficiency. Notwithstanding anything contained herein to the contrary, Borrowers may only request disbursements from the Basic Carrying Costs Sub-Account to pay premiums on the Policies to the extent of amounts deposited in the Basic Carrying Costs Sub-Account pursuant to clause (ii) of the definition of "Basic Carrying Costs Monthly Installment". Nevertheless, Lender shall also have the right, without Borrowers' request, but not the obligation, to disburse amounts in the Basic Carrying Costs Sub-Account in payment of premiums for the Policies if Borrowers shall fail to pay the same when due.

            (c) Payment of Operating Expenses. (i) Borrowers hereby agree to pay, or cause to be paid, when due all Operating Expenses with respect to the Properties (whether or not any amounts on deposit in the Operations and Maintenance Expense Sub-Account shall be sufficient for such purpose); provided that any Borrower may contest any Operating Expenses which it in good faith disputes, provided that (A) no Lien shall attach to the applicable Individual Property (except for the Lien of any Impositions being contested by Borrowers as permitted under the Loan Documents), (B) such Borrower shall have demonstrated to Lender's reasonable satisfaction that it has established adequate reserves to provide for payment of such Operating Expense, if ultimately required, and (C) failure to pay such Operating Expense shall not have a material adverse effect on the operation of such Individual Property. Borrowers may, not more frequently than twice in any calendar month, give Lender written notice, at least five (5) Business Days prior to the due date with respect to any Operating Expenses, requesting that Lender pay such Operating Expenses on behalf of such Borrower on or prior to the due date thereof, which notice shall be accompanied by (I) an Officer's Certificate for each Borrower making such request, specifying the Operating Expenses for which payment is requested and certifying that all requested amounts are properly payable hereunder and (II) evidence reasonably satisfactory to Lender that all Operating Expenses for which disbursements have previously been requested have been paid. Provided that (A) Lender has received the Consultant's Certifications for the most recent period for which the same are due, and (B) there are sufficient funds available in the Operations and Maintenance Expense Sub-Account, Lender shall, as Lender in its sole discretion shall determine, either make such payments out of such Basic Sub-Account or disburse funds from such Basic Sub-Account to the applicable Borrower or to the Consultant on behalf of such Borrower for the purpose of making payment of such Operating Expenses within five (5) Business Days of receipt of the documentation required hereby; provided that if an Event of Default with respect to any amounts payable under the Loan Documents shall have occurred and be continuing or the Indebtedness shall have been accelerated, Lender shall disburse payments of Operating Expenses only to third parties entitled to payment thereof.

            (ii) Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make any disbursement from the Operations and Maintenance Sub-Account to pay Basic Carrying Costs, Debt Service, the costs of any FF&E Replacements, the costs of Required Repairs or legal fees in connection with any dispute arising under any Loan Document or any management or consulting fees in excess of four percent (4%) of Revenues with respect to the applicable Individual Property, except as may be required under the Westin William Penn Management Agreement.

            (d) Payment of Costs of Required Repairs. (i) Borrowers shall pay all costs in connection with the performance of the Required Repairs (without regard to the amount of money then available in the Engineering Escrow Sub-Account). With respect to any Required Repair for which the cost set forth on Exhibit E annexed hereto is less than the greater of (A) $75,000 or (B) one and one-half percent (1.5%) of the initial Allocable Principal Balance for the Individual Property in question (a "Minor Required Repair"), the applicable Borrower may submit one request for a disbursement from the Engineering Escrow Sub-Account of the actual cost of such Required Repair, provided that all requests by Borrowers for disbursement for Minor Required Repairs in any calendar month shall be submitted simultaneously and each such request shall be accompanied by an Officer's Certificate specifying the costs to be paid from such disbursement and certifying that all requested amounts are properly payable hereunder and that (I) all costs of Required Repairs for which disbursements have previously been made hereunder have been paid to the extent due and payable and (II) any amounts disbursed by Lender for the costs of Required Repairs that are not yet due and payable have been reserved by the applicable Borrower for payment of such costs. Borrowers shall cause Borrowers' Accountant to deliver to Lender, on or before the first day of each February, May, August and November of each Fiscal Year, commencing on May 1, 1995, a certificate of Borrowers' Accountant (an "Accountant's Certificate") stating that (A) Borrowers' Accountant has reviewed (I) all Officer's Certificates delivered by Borrowers pursuant to the preceding sentence during the quarter of Borrowers' Fiscal Year last ended, (II) the invoice from the appropriate contractor or supplier for each expenditure for which an advance from the Engineering Escrow Sub-Account was requested pursuant to such Officer's Certificates, (III) the cancelled check written by the applicable Borrower in payment of each such invoice, (IV) all receipts and other evidence of payment received by Borrower with respect to such payments and (V) such evidence as Borrowers' Accountant, in its professional judgment, deems necessary to establish that all amounts requested by Borrowers to be disbursed from the Engineering Escrow Sub-Account during such quarter of the Fiscal Year have in fact been expended for purposes permitted under this Agreement and (B) all amounts disbursed by Lender during such quarter of Borrowers' Fiscal Year (I)
(x) were in fact expended in payment of amounts payable out of funds on deposit in the Engineering Escrow Sub-Account under the terms of this Agreement or (y) have been reserved by the applicable Borrower for payment of such amounts or
(II), if any such disbursements were not used to pay amounts properly payable hereunder or reserved for future payment of such amounts, specifying the amounts so misapplied, provided that upon completion of any Minor Required Repair and payment in full of costs payable in connection therewith, Borrowers shall not be required to account for any excess funds disbursed from the Engineering Sub-Account in connection with such Minor Required Repair. If any such Accountant's Certificate shall indicate that amounts disbursed from the Engineering Escrow Sub-Account were misapplied, Borrowers shall immediately deposit in the Central Account, for allocation to the Engineering Escrow Sub-Account, funds equal to the amount so misapplied.

            (ii) With respect to any Required Repair for which the cost set forth on Exhibit E annexed hereto is not less than the greater of (A) $75,000 or
(B) one and one-half percent (1.5%) of the initial Allocable Principal Balance for the Individual Property in question (a "Major Required Repair") the applicable Borrower may from time to time, but not more frequently than once in any calendar month, request a disbursement from the Engineering Escrow Account of amounts to pay for the costs of such Major Required Repair, accompanied by an Officer's Certificate specifying the costs to be paid from such disbursement and certifying that all such costs are properly payable hereunder, provided that (I) prior to commencement of such Major Required Repair, Borrower shall have submitted to Lender a budget for such Major Required Repair and a plan detailing the time frames for each stage of such work, the percentage of the total Major Required Repair represented by each stage and the percentage of the budget allocated to each such stage; (II) such request shall be accompanied by (x) a certification of the Independent contractor setting forth the percentage of the Major Required Repair then completed and (y) evidence reasonably satisfactory to Lender that all costs of such

Major Required Repair for which disbursements have previously been made hereunder have been paid; and (III) Lender shall not be required to advance any funds from the Engineering Escrow Sub-Account with respect to any Major Required Repair to the extent that the aggregate funds advanced for such item, expressed as a percentage of the costs allocated for such item on Schedule E, would exceed the percentage of the work on such item then completed.

            (iii) Provided that (A) no Event of Default has occurred and is continuing, (B) Lender has received the Consultant's Certifications and the Accountant's Certificates for the most recent period for which the same are due and the conditions set forth in subparagraphs (i) and (ii) above have been met, Lender shall disburse to the applicable Borrower the funds in the Engineering Escrow Sub-Account with respect to such Individual Property to pay the costs of the Required Repairs, up to the amount set forth on Schedule E annexed hereto for each such Required Repair, subject to Borrowers' right to request disbursement of excess funds pursuant to clause (v) below; provided that Lender may condition the disbursement of the final twenty-five percent (25%) of the funds in the Engineering Escrow Sub-Account with respect to any Major Required Repair upon an inspection by Lender or its agent, at Borrowers' expense, to confirm that such item has been completed.

            (iv) After completion of all Short-Term Required Repairs at any Individual Property and after completion of all Long-Term Required Repairs at any Individual Property, Borrowers shall submit to Lender (A) (i) a certificate from the Engineer with respect to any of the Short-Term Required Repairs or Long-Term Required Repairs at such Individual Property that were Major Required Repairs or (ii) an Officer's Certificate with respect to all of the Short-Term Required Repairs or Long-Term Required Repairs at such Individual Property that were not Major Required Repairs stating that all such Short-Term Required Repairs or Long-Term Required Repairs, as applicable, at the applicable Individual Property have been completed in good and workmanlike manner and in accordance with all Legal Requirements, that all Permits necessary for the use or occupancy of the applicable Individual Property upon completion of such Required Repairs have been obtained (with copies of all such Permits attached),
(B) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (C) such other evidence as Lender shall reasonably request that the Short-Term Required Repairs or Long-Term Required Repairs, as applicable, Required Repairs at such Individual Property have been completed and paid for, including, without limitation, copies of lien waivers.

            (v) If, after completion of all Short-Term Required Repairs with respect to any Individual Property, a portion of the funds deposited in the Engineering Escrow Sub-Account with respect to Short-Term Required Repairs at such Individual Property remains on deposit the applicable Borrower may submit an Officer's Certificate stating that all Short-Term Required Repairs with respect to such Individual Property have been completed in compliance herewith, that all amounts payable in connection with such Short-Term Required Repairs have been paid and that the applicable Borrower is entitled to receive a disbursement of the remaining funds on deposit in the Engineering Escrow Sub-Account with respect to the Short-Term Required Repairs at such Individual Property. Lender shall, at Lender's option, pay such funds remaining in the Engineering Escrow Sub-Account applicable to Short-Term Required Repairs at such Individual Property to such Borrower or, upon notice to Borrowers, apply such amount to the amounts payable hereunder on the next Due Date.

            (vi) If, after completion of all Required Repairs with respect to any Individual Property, a portion of the funds deposited in the Engineering Escrow Sub-Account with respect to such Individual Property remains on deposit and/or any Required Repairs Installments are not yet due and payable with respect to such Individual Property, the applicable Borrower may submit an Officer's Certificate stating that all Required Repairs with respect to such Individual Property have been completed in compliance herewith, that all amounts payable in connection with such Required Repairs have been paid and that the applicable Borrower is entitled to receive a disbursement of the remaining funds on deposit in the Engineering Escrow Sub-Account with respect to such Individual Property and/or that any Required Repairs Installments with respect to such Individual Property not yet due and payable should be waived. Lender shall, at Lender's option, pay such funds remaining in the Engineering Escrow Sub-Account applicable to such Individual Property to such Borrower or, upon notice to Borrowers, apply such amount to the amounts payable hereunder on the next Due Date, and any Required Repairs Installments with respect to such Individual Property not yet due and payable shall be waived.

            (vii) Upon the occurrence of an Event of Default with respect to any amounts payable under the Loan Documents or the acceleration of the Indebtedness, Lender may apply the funds on deposit in the Engineering Escrow Sub-Account, as Lender in its sole discretion may determine, either (A) in payment of any costs of Required Repairs or any other charges affecting all or any portion of the Properties or (B) in payment, in such order as Lender may elect, of the Indebtedness then due and payable, whether by acceleration or otherwise; provided, however, that no such application shall be made by operation of law or otherwise until actually made by Lender as herein provided.

            (e) Disbursement from FF&E Sub-Account. (i) Borrowers shall pay the costs of those items listed on Schedule F annexed hereto (the "FF&E Replacements") (without regard to any amounts on deposit in the FF&E Sub-Account). Borrowers may, not more frequently than once in any calendar month and not with respect to any requested disbursement of less than $1,000, give Lender written notice requesting that Lender pay for the costs of any FF&E Replacements performed or to be performed in accordance with Section 7.4 hereof, which notice shall be accompanied by an Officer's Certificate from each Borrower performing FF&E Replacements that are subject to such request stating (A) the specific FF&E Replacements for which the disbursement is requested, (B) the quantity and price of each item purchased, if the FF&E Replacement includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used or to be used in any FF&E Replacement other than the purchase or replacement of specific items, (D) the cost of all contracted labor or other services applicable to each FF&E Replacement for which such request for disbursement is made, (E) that all FF&E Replacements have been or will be made in accordance with all Legal Requirements and (F) that all costs incurred in connection with the FF&E Replacements subject to such disbursement are costs payable from the FF&E Sub-Account pursuant to the terms of this Agreement.

            (ii) Borrowers shall cause Borrowers' Accountant to deliver to Lender, on or before the first day of each February, May, August and November of each Fiscal Year, commencing on May 1, 1995, an Accountant's Certificate stating that (A) Borrowers' Accountant has reviewed (I) all Officer's Certificates delivered by Borrowers pursuant to subparagraph (i) above during the quarter of Borrowers' Fiscal Year last ended, (II) the invoice from the appropriate contractor or supplier for each expenditure for which an advance from the FF&E Sub-Account was requested pursuant to such Officer's Certificates, (III) the cancelled check written by the applicable Borrower in payment of each such invoice, (IV) all receipts and other evidence of payment received by Borrower with respect to such payments and (V) such evidence as Borrowers' Accountant, in its professional judgment, deems necessary to establish that all amounts requested by Borrowers to be disbursed from the FF&E Sub-Account during such quarter of the Fiscal Year have in fact been expended for purposes permitted under this Agreement and (B) all amounts disbursed by Lender during such quarter of Borrowers' Fiscal Year were in fact expended in payment of amounts payable out of funds on deposit in the FF&E Sub-Account under the terms of this Agreement. If Borrowers' Accountant is unable to deliver the Accountant's

Certificate containing the certifications required under the preceding sentence when due, or if any Accountant's Certificate contains any incorrect Statement (either occurrence is herein referred to as an "Accountant's Certificate Default"), thereafter the Officer's Certificate delivered in connection with any request for a disbursement from the FF&E Sub-Account shall, in addition to all the other matters described in clause (i) above, (Y) state that all costs for which such disbursement is requested have been paid in full by Borrowers and (Z) be accompanied by copies of invoices for all items or materials purchased and all contracted labor or services provided and each request shall include copies of lien waivers or other evidence satisfactory to Lender of payment of all such amounts.

            (iii) If (A) the cost of an FF&E Replacement exceeds $10,000 and (B) the contractor performing such FF&E Replacement requires periodic payments pursuant to terms of a written contract, a copy of which has been delivered to Lender, a request for disbursement from the FF&E Sub-Account may be made from time to time to make such periodic payments when payable under such contract, provided (I) all other conditions in this Agreement for disbursement have been satisfied, (II) funds remaining in the FF&E Sub-Account are, in Lender's judgment, sufficient to complete such FF&E Replacement and other FF&E Replacements when required, and (III) each contractor or subcontractor receiving payments under such contract shall have provided a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor and, if requested by Lender, the applicable Borrower shall have delivered copies of such lien waivers to Lender.

            (iv) Except for requests for disbursement described in clause (iii) above, each request for disbursement from the FF&E Sub-Account shall be made only after completion of the FF&E Replacement for which disbursement is requested and Borrowers, collectively, shall make only one simultaneous submission of such requests in any calendar month. Borrowers shall provide Lender evidence of completion of the FF&E Replacements subject to such requests satisfactory to Lender in its reasonable judgment and the Officer's Certificates submitted in connection with such requests shall state that all costs of the FF&E Replacements subject thereto have been paid in full.

            (v) Provided that (A) no Event of Default has occurred and is continuing, (B) Lender has received the Consultant's Certifications and the Accountant's Certificate for the most recent period for which the same are due,
(C) the requirements set forth in this clause (e) and Section 7.4 of this Agreement are satisfied and (D) there are sufficient funds available in the FF&E Sub-Account, Lender shall disburse to the applicable Borrowers amounts from the

FF&E Sub-Account necessary to pay the actual costs of the FF&E Replacements, provided that after the occurrence of an Accountant's Certificate of Default, such disbursements shall be made only to reimburse Borrowers for actual costs of FF&E Replacements that Borrowers have demonstrated pursuant to subparagraph (ii) above have already been paid and that are properly payable from the FF&E Sub-Account under this Agreement. Lender shall not be obligated to make disbursements from the FF&E Sub-Account to pay, or to reimburse Borrowers for, the costs of routine maintenance to an Individual Property or for costs which are to be disbursed from the Required Repair Fund.

            (vi) Upon the occurrence of an Event of Default with respect to any amounts payable under the Loan Documents or acceleration of the Indebtedness, Lender may apply the funds on deposit in the FF&E Sub-Account, as Lender in its sole discretion may determine, either (A) in payment of the costs of any FF&E Replacements or other charges affecting all or any portion of the Properties or
(B) in payment, in such order as Lender may elect, of the Indebtedness then due and payable, whether by acceleration or otherwise, any Yield Maintenance Premium payable with respect to any portion applied in reduction of the principal balance of the Loan; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

            (f) Disbursement of Funds in Capital Expenditure Sub-Account. (i) Notwithstanding anything to the contrary contained in the Note, this Agreement or the other Loan Documents, Lender may elect to (a) retain the funds on deposit in the Capital Expenditure Sub-Account as additional collateral to secure repayment of the Indebtedness and performance of the other obligations of Borrowers hereunder or (b) disburse such funds in payment of the costs and expenses of any improvement, repair or replacement approved by Lender, in its sole discretion, to any Individual Property, the cost of which Borrower would be required to capitalize for federal income tax purposes, provided, however, that notwithstanding the foregoing, if the Pro Forma Debt Service Coverage Ratio has been (I) less than or equal to 1.2/1.0 on two (2) consecutive DSCR Determination Dates, exclusive, with respect to any DSCR Restricted Period, of the initial DSCR Determination Date on which the Pro Forma Debt Service Coverage Ratio fell below 1.2/1.0, Lender may elect to apply any funds on deposit in the Capital Expenditure Sub-Account as a prepayment of the principal balance of the Loan or other amounts payable in connection therewith, on the next occurring Due Date, with no Yield Maintenance Payable in connection with such application, or (II) at least equal to 1.3/1.0 for four (4) consecutive DSCR Determination Dates, Lender shall, at Lender's option, either pay over any funds on deposit in the

Capital Expenditure Sub-Account to Borrowers or credit such funds, on notice to Borrowers, against the amounts payable by Borrowers on the next Due Date, provided that nothing contained in this clause (II) shall limit Lenders rights elsewhere in this paragraph (f)(i). If any Franchise Restricted Period shall terminate prior to the occurrence of an Event of Default hereunder and no DSCR Restricted Period is then in effect, Lender shall, at Lender's option, either pay over any funds on deposit in the Capital Expenditure Sub-Account to Borrowers or credit such funds, on notice to Borrowers, against the amounts payable by Borrowers on the next Due Date.

            (ii) Each Borrower may, not more frequently than once in each calendar month, give Lender written notice requesting that Lender pay the costs of, or reimburse such Borrower for payment of the costs of any such capital improvement, repair or replacement, together with an Officer's Certificate from such Borrower stating the amounts of charges for which disbursement is requested and that such charges are properly payable hereunder, and, if required, satisfactory evidence of the progress and/or completion of such capital improvement and the cost thereof, satisfactory evidence that any and all completed capital improvement, repair or replacement work complies with Legal Requirements and lien waivers, copies of bills, invoices and other evidence as may be required by Lender to establish that the costs of any such capital improvement, repair or replacement for which reimbursement is requested, or for which disbursement has been previously made, have been paid by such Borrower.

            (g) Disbursement of Funds in Curtailment Reserve Fund Sub-Account. Lender shall apply the funds on deposit in the Curtailment Reserve Fund Sub-Account as a prepayment of the principal balance of the Loan, together with any Yield Maintenance Premium and other amounts payable in connection therewith on the next occurring Due Date.

            2.7.8 Payment of Loss Proceeds; Borrowers' Right to Release. (a) In the event of a Casualty with respect to an Individual Property, Lender and Borrowers shall cause all proceeds under any insurance policy required to be maintained by Borrowers ("Insurance Proceeds") to be paid by the respective insurers directly into the Central Account, except for Insurance Proceeds relating to Equipment subject to Equipment Leases that require such Insurance proceeds be paid to the lessor thereunder. Unless Lender shall elect or be required to make such Insurance Proceeds available to Borrowers for Restoration pursuant to Section 7.2.2 (a), Lender shall (after deducting out Lender's cost of recovering such Insurance Proceeds, including, without limitation, reasonable attorneys' fees) apply such Insurance Proceeds on the next occurring Due Date as a prepayment of the principal balance of the Loan in accordance with the terms of the

Note. If such Insurance Proceeds are to be made available for Restoration of such Individual Property, Lender shall hold such funds in a segregated bank account at the Bank, which, to the extent feasible in the context of the administration of construction disbursement draw requests, shall be interest bearing, and shall disburse such funds in accordance with Section 7.2.2(b).

            (b) In the event of a Condemnation to an Individual Property, Lender and Borrowers shall cause all of the proceeds in respect of any Condemnation ("Condemnation Proceeds") to be paid directly into the Central Account. Unless Lender shall elect or be required to make such Condemnation Proceeds available to Borrowers pursuant to Section 7.2.3 (a), Lender shall (after deducting out Lender's cost of recovering such Condemnation Proceeds, including, without limitation, reasonable attorneys' fees) apply such Condemnation Proceeds on the next occurring Due Date as a prepayment of the principal balance of the Loan in accordance with the terms of the Note. If such Condemnation Proceeds are to be made available to Borrowers, Lender shall hold any such funds not immediately disbursed to Borrowers in a segregated bank account at the Bank, which, to the extent feasible in the context of the purposes for which Lender shall disburse such funds, shall be interest-bearing, and shall disburse such funds in accordance with Section 7.2.3(a).

            (c) If any Insurance Proceeds or Condemnation Proceeds (collectively, "Loss Proceeds") are received by Borrowers, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrowers, and shall be forthwith paid into the Central Account, to be applied or disbursed in accordance with the foregoing.

            (d) If Lender shall apply any Loss Proceeds as a prepayment of the principal balance of the Loan as provided above, the applicable Borrower may elect to have the Individual Property in question released from the Lien of the Mortgage, notwithstanding anything to the contrary contained herein, without payment of any Yield Maintenance Premium and whether or not the Lock-Out Date shall have occurred, provided that (i) (A) the Loss Proceeds applied by Lender toward payment of the Loan shall be at least equal to the then current Allocable Principal Balance for such Individual Property or (B) Borrowers shall pay to Lender any amount by which the then current Allocable Principal Balance of such Individual Property exceeds the amount of Loss Proceeds so applied toward payment of the Loan and (ii) the conditions set forth in Section 2.4.1(d) and
(e) shall have been satisfied.

            III. CONDITIONS PRECEDENT

            Section 3.1 Conditions Precedent to Closing.

            The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrowers, or waiver by Lender, of the following conditions precedent no later than the Closing Date:

            (a) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrowers contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date, and no event shall have occurred and be continuing that would constitute, by reason of the execution, delivery and performance of this Agreement or the other Loan Documents, the grant of the Liens on the Properties contemplated hereby, the making of the Loan, or the consummation of the other transactions contemplated by this Agreement or the other Loan Documents, a Default or an Event of Default; and Borrowers shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

            (b) Loan Agreement, Note, Environmental Agreement and Contribution Agreement. Lender shall have received an original of this Agreement, the Note, the Environmental Indemnity and the Contribution Agreement in each case duly executed and delivered on behalf of each of the Borrowers.

            (c) Delivery of Mortgages; Assignment of Leases; Franchise Agreement Letters and Assignment of Consulting Agreement; Title Insurance; Reports; Leases.

            (i) Mortgage, Assignment of Leases, Franchise Agreement Letters and Assignment of Consulting Agreement. Lender shall have received from each Borrower fully executed and acknowledged counterparts of the Mortgage, the Assignment of Leases, the Franchise Agreement Letters (except with respect to the Westin William Penn Property and the Royce Property) and the Assignment of Consulting Agreement relating to each of the Individual Properties and evidence that counterparts of the Mortgage and Assignment of Leases for each Individual Property have been delivered to the title company for recording so as to effectively create upon such recording, in the reasonable judgment of Lender, valid and enforceable Liens upon such Properties, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

            (ii) Title Insurance. Lender shall have received the Title Insurance Policy for each Mortgage, or a marked, re-dated and recertified title commitment establishing the form of the Title Insurance Policy and providing title insurance effective as of the Closing Date, issued by First American Title Insurance Company and dated as of the Closing Date, with endorsements, reinsurance and direct access agreements acceptable to Lender. Such policies shall (A) provide coverage in amounts satisfactory to Lender, (B) insure Lender that the relevant Mortgage creates a valid first priority Lien on the Individual Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such endorsements and affirmative coverages as Lender may request, and (D) name Lender. The Title Insurance Policies shall be assignable without charge. Lender also shall have received evidence that all premiums in respect of such title policies have been paid.

            (iii) Survey. Lender shall have received a current survey of each Individual Property in form and content satisfactory to Lender, prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Survey (the "Survey Requirements") and certified to the issuer of the Title Insurance Policy, Lender and its successors and assigns by a certification in the form set forth in paragraph 8 of the Survey Requirements. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Individual Property referred to in clause (ii) above and shall meet the requirements of an "Urban Survey as set forth in the Survey Requirements and shall include items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13 set forth on Table A of the Survey Requirements.

            (iv) Insurance. Lender shall have received certified copies of the Policies required hereby, together with original certificates issued by the insuror evidencing such Policies, naming Lender as an additional insured or loss payee, together with evidence satisfactory to Lender that such policies are in full force and effect, that all premiums then payable for the existing policy period have been paid and that such policies may not lapse or be terminated without at least thirty (30) days notice to Lender.

            (v) Environmental Reports. Lender shall have received a Phase I environmental report and, if indicated, a Phase II environmental report in respect of each Individual Property, in each case satisfactory to Lender.

            (vi) Zoning. With respect to each Individual Property, Lender shall have received, at Lender's option, (i) letters or other evidence with respect to such Individual Property from the appropriate municipal authorities (or other Persons acceptable to Lender) concerning applicable zoning laws, or (ii) a zoning opinion letter from Borrowers' local counsel, in form and substance satisfactory to Lender.

            (vii) Encumbrances. Borrowers shall have taken or caused to be taken such actions to provide Lender, as of the Closing Date, with a valid, perfected, first priority Lien with respect to the Mortgage in each Individual Property, subject only to applicable Permitted Encumbrances, and Lender shall have received satisfactory evidence thereof.

            (d) Related Documents. Each additional Loan Document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

            (e) Delivery of Organizational Documents. On or before the Closing Date, Borrowers shall deliver or cause to be delivered to Lender copies certified by each of the respective Borrowers of all organizational documentation related to such Borrower and/or its formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates.

            (f) Opinions of Borrowers' Counsel. Lender shall have received (i) the opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., special counsel for Borrowers, with respect to non-consolidation issues (the "Non-Consolidation Opinion"), (ii) opinions of counsel for Borrowers with respect to due formation of Borrowers, due authorization, execution and delivery of the Note, this Agreement and the other Loan Documents and enforceability of the Note, this Agreement and the other Loan Documents and (iii) opinions of counsel for Borrowers (who shall be satisfactory to Lender), in the States in which the Individual Properties are located with respect to (A) enforceability of the Mortgage, the Assignment of Leases and the other Loan Documents with respect to the Individual Properties located in such State, (B) perfection of Lender's security interest in the Revenue of such Individual Properties, (C) perfection of Lender's security interest in all liquor licenses, restaurant licenses and hotel operating licenses with respect to each such Individual Property, if permitted under the laws of such State and (D) adequacy of Permits listed on an affidavit of an officer of each Borrower with respect to each such Individual Property, to the knowledge of such counsel, each in form and substance satisfactory to Lender, dated as of the Closing Date and addressing such matters as Lender may reasonably request.

            (g) Budgets. Borrower shall have delivered the Capital Expenditures Budget and the Annual Operating Budget for each Individual Property for the prior Fiscal Year and the current Fiscal Year (on a forecast basis).

            (h) Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to each of its Properties which are due and payable through the Closing Date, including, without limitation, all Impositions relating to each of the Borrowers or the Individual Properties, which amounts may be funded with proceeds of the Loan.

            (i) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

            (j) Evidence of Insurance Premiums. Borrowers shall have delivered, or caused to be delivered, the Insuror's Letter.

            (k) Cash Management Agreement. Borrowers shall have delivered to Lender a certified copy of the Cash Management Agreement.

            IV. REPRESENTATIONS AND WARRANTIES

            Section 4.1 Borrowers' Representations.

            Borrowers represent and warrant that:

            (a) Organization. Each Borrower has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. Each Borrower and any general partner of any Borrower has requisite corporate or partnership power and authority to (i) own its properties, (ii) transact the businesses in which it is now engaged, (iii) execute and deliver this Agreement, the Note, the Mortgage and the other Loan Documents and (iv) consummate the transactions contemplated hereby and thereby. Each Borrower is duly qualified to do business and is in good standing in the jurisdiction where its respective Individual Property is located and in each other jurisdiction where it is required to be so qualified in connection with the ownership, maintenance, management and operation of its Individual Property, except where the failure to be so qualified or in good standing would not have a material adverse effect on the financial condition or the business of such Borrower or the ownership, condition or operation of its Individual Property (a "Borrower Material Adverse Effect"). Each Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged. The sole business of each Borrower is the ownership, management and operation of Individual Property.

            (b) Authorization; Enforceability. The execution, delivery and performance of Borrowers' obligations under this Agreement, the Note, the Mortgage and the other Loan Documents has been duly authorized by all requisite corporate or partnership action of each Borrower, including, where required, the consent of its partners or shareholders and directors. This Agreement, the Note, the Mortgage and such other Loan Documents have been duly executed and delivered by or on behalf of Borrowers and constitute legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (c) No Conflicts. The execution, delivery and performance of this Agreement, the Note, the Mortgage and the other Loan Documents by Borrowers will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property or assets of any Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which any Borrower is a party or to which any of Borrowers' property or assets is subject, which conflict, breach, default or imposition of Lien would have a Borrower Material Adverse Effect, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower or any of Borrowers' Properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrowers of this Agreement, the Note, the Mortgage or any other Loan Documents has been obtained and is in full force and effect.

            (d) Litigation. Except as set forth on Schedule L, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority for which service has been made on any Borrower or any Affiliate or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any of the Properties, which actions, suits or proceedings are not covered by insurance and, if determined against such Borrower or any of the Properties, would materially adversely affect the condition (financial or otherwise) or business of such Borrower or the condition or ownership of any of the Properties.

            (e) Agreements. No Borrower is a party to any agreement or instrument or subject to any restriction which would materially adversely affect such Borrower or any of the Properties, or Borrower's business, properties or assets, operations or condition, financial or otherwise. No Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Borrower or any of the Properties are bound, except for any defaults that would not have a Borrower Material Adverse Effect.

            (f) Title. Each Borrower has good, marketable and indefeasible title in fee to the real property comprising part of its respective Individual Properties and good title to the balance of such Properties, free and clear of all Liens, restrictions, covenants, easements and other matters affecting title whatsoever, except the Permitted Encumbrances. The Mortgage, when properly recorded in the real property records of the county or parish where each Individual Property is located, and the other Collateral Security Documents, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority Lien on the applicable Individual Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases) and other collateral described therein, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. There are no outstanding options or rights of first refusal affecting any of the Properties. There are no claims for payment for work, labor or materials affecting any of the Properties which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents. All of the Permitted Encumbrances reflected in the Title Insurance Policies are customary exceptions for commercial mortgage lending transactions involving properties similar to the Properties.

            (g) No Bankruptcy Filing. No Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Borrower's assets or property, and no Borrower has knowledge of any Person contemplating the filing of any such petition against it. Except for the Bankruptcy Order, no Borrower is currently the subject of any bankruptcy or similar proceeding under any state or federal law and none of the Properties is currently under the jurisdiction of any bankruptcy court or other court having similar jurisdiction.

            (h) Full and Accurate Disclosure. No statement of fact made by any Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any Borrower which has not been disclosed to Lender which adversely affects, or might reasonably be expected to adversely affect, any of the Properties or the business, operations or condition (financial or otherwise) of any Borrower.

            (i) No Plan Assets. No Borrower is an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

            (j) Compliance. Each Borrower and each of the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, parking requirements. No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would materially adversely affect the condition (financial or otherwise) or business of such Borrower.

            (k) Contracts. There are no material contracts, excluding Leases, Equipment Leases, Franchise Agreements and cable television contracts affecting any Individual Property that would be binding upon Lender or its designee after foreclosure or transfer in lieu of foreclosure of such Individual Property that are not terminable on one month's notice or less without cause and without penalty or premium.

            (l) Financial Information. All financial data of the Borrowers, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of the Properties and Borrowers as of the date of such reports, and (iii) have been prepared in accordance with GAAP, consistently applied throughout the periods covered, except as disclosed therein. As of the date of this Agreement, no Borrower has any material contingent liability, liability for taxes (other than taxes not yet due and payable) or other unusual or forward commitment. Since June 30, 1994, there has been no material adverse change in the results of operations of any of the Properties or the assets, liabilities or financial condition of any Borrower. Except as disclosed in such financial statements, no Borrower has incurred any obligation or liability, contingent or otherwise, which would materially adversely affect its business operations or any of the Properties.

            (m) Condemnation. No Borrower or Affiliate of any Borrower has received notice of any proceeding with respect to Condemnation, nor, to Borrower's best knowledge, is any

Condemnation contemplated, with respect to all or any portion of any of the Properties.

            (n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

            (o) Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, gas, electric, telephone, sanitary sewer and storm drain facilities adequate to service such Properties for their respective intended uses. To the knowledge of Borrowers, except as disclosed in the surveys, all public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located in the public right-of-way abutting such Individual Property, and all such utilities are connected so as to serve such Individual Property without passing over other property. All roads necessary for access to each Individual Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. No road providing access to any of the Properties is currently (i) closed or severely restricted in use or (ii) to the best of any Borrower's knowledge, contemplated to be relocated, closed or severely restricted in use.

            (p) Not a Foreign Person. No Borrower is a "foreign person" within the meaning of 1445(f) (3) of the I.R.C.

            (q) Separate Lots. Each Individual Property is comprised of one (1) or more parcels, which constitutes a separate tax lot and does not constitute a portion of any other tax lot not a part of such Individual Property. No Individual Property is assessed jointly with any other real property constituting a separate tax lot or with any personal property not constituting part of such Individual Property such that the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged as a lien on such Individual Property.

            (r) Assessments. There are no pending or, to the best of Borrowers' knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, except for Permitted Encumbrances, nor, to the best of Borrowers' knowledge, are there any contemplated improvements to any of the Properties that may result in such special or other assessments.

            (s) No Defenses. As of the Closing Date, this Agreement, the Note and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrowers, including the defense of usury, and no Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

            (t) No Prior Assignment. Lender is the assignee of all Borrowers' interests under the Leases and there are no prior assignments of any of the Leases or any portion of the Revenue which are presently outstanding.

            (u) Insurance. Borrower has obtained and has delivered to Lender the Policies, or certified copies thereof, together with original certificates evidencing such Policies, reflecting the insurance coverages, amounts and other requirements set forth herein, which Policies are in full force and effect and may not lapse or be terminated without at least thirty (30) days notice to Lender or ten (10) days for nonpayment of premium.

            (v) Use of Properties. Each Individual Property is used exclusively for hotel purposes and other appurtenant and related uses, except for those portions of the Westin William Penn Property which are, as of the Closing Date, leased or offered for lease for commercial uses not related to the use of such Property as a hotel.

            (w) Certificate of Occupancy; Permits and Licenses. Borrowers have obtained all permits, licenses, approvals and franchises, including, without limitation, certificates of occupancy, hotel licenses and liquor licenses (the "Permits"), required by Legal Requirements in order to use and operate each of the Properties for hotel use as currently operated, except for Permits the failure of which to so obtain would not have a Borrower Material Adverse Effect. All such Permits are (i) listed on Schedule G annexed hereto, (ii) have been validly issued and are in full force and effect and (iii) are issued in or have been transferred into the name of the related Borrower or the related Individual Property, except as indicated on Schedule G. Where permitted by Legal Requirements, each Borrower has granted Lender a valid, perfected first priority security interest in all such Permits. All fees due and payable with respect to each Permit have been paid. There are no proceedings pending or threatened which may result in the revocation, suspension or, to the best of Borrowers' knowledge, termination of any Permit. Each Individual Property is operated in compliance, in all material respects, with the related Permits.

            (x) Flood Zone. None of the Improvements on any Individual Property are located in a flood hazard area as defined by the Federal Emergency Management Agency, except for the Individual Properties identified on Schedule D as the Radisson

Inn New Orleans located in Kennar, Louisiana and the Holiday Inn Hilton Head on Hilton Head Island, South Carolina.

            (y) Physical Condition. To the best of Borrowers' knowledge, except as disclosed in the Building Evaluation Reports, each Individual Property, including, without limitation, all buildings, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all other Improvements thereon are in operating condition, order and repair in all material respects. To the best of Borrowers' knowledge, except as disclosed in the Building Evaluation Reports, there exists no structural or other material defect in any of the Properties, whether latent or otherwise. Neither any Borrower nor any Affiliate of any Borrower has received written notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

            (z) Solvency. The fair saleable value of each Borrower's assets (taking into account the rights and obligations of each Borrower against each of the other Borrowers pursuant to the Contribution Agreement) exceeds and will, immediately following the making of the Loan, exceed such Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Borrower's assets (taking into account the rights and obligations of each Borrower against each of the other Borrowers pursuant to the Contribution Agreement) is and will, immediately following the making of the Loan, be greater than such Borrower's probable liabilities, including its contingent liabilities, on its debts as such debts become absolute and matured. In the good faith judgment of each Borrower, such Borrower's assets constitute, and immediately following the making of the Loan will constitute, reasonably sufficient capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, or believes that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature.

            (aa) Casualty. No Individual Property has sustained any material loss or interference with its operations from fire, explosion, flood or other calamity, or from any labor dispute or any action, order or decree by any Governmental Authority.

            (bb) Components of Value. The portions of the Properties constituting real property interests have a fair market value as of the date hereof at least equal to seventy percent (70%) of the original principal balance of the Loan. The portion of each Individual Property constituting interests in real property have a fair market value as of the date hereof at least equal to seventy percent (70%) of the Allocable Principal Balance for such Individual Property.

            (cc) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage encumbering each Individual Property have been paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof) against each Individual Property.

            (dd) Single-Purpose. Borrowers hereby represent and warrant to, and covenant with, Lender that, as of the date hereof and until such time as the Indebtedness shall be paid in full, except as otherwise provided herein, in the other Loan Documents or in the Related Consulting Agreement or the Cash Management Agreement, each Borrower, and if any such Borrower is a limited partnership, the general partner of such Borrower:

            (i) does not own and shall not own any asset other than the related Individual Property or, in the case of a general partner, its interest in such Borrower;

            (ii) is not engaged and shall not engage in any business other than those necessary for the ownership, use, management or operation of the such Individual Property and any transactions entered into in connection with such business with any Affiliate of such Borrower or such general partner, other than any such transactions embodied in the Loan Documents and the Related Consulting Agreement, shall be entered into upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an Affiliate of such Borrower or such general partner;

            (iii) has not incurred, created or assumed any currently outstanding debt, and shall not incur, create or assume any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Indebtedness, trade indebtedness incurred in the ordinary course of such Borrower's or such general partner's business (including the financing of insurance premiums) and the Permitted Encumbrances, except as may be otherwise expressly permitted hereunder;

            (iv) has not made any currently outstanding, and shall not make any, loans or advances to any third party (including any Affiliate of such Borrower or such general partner), provided that (A) the execution and delivery of the Loan Documents, the payment by any Borrower of any amounts payable to Lender thereunder and the disbursement by Lender of any amounts hereunder shall not be deemed a violation of this provision, regardless of to which Individual Property any such amounts relate, provided that Borrowers shall account for all amounts advanced by each Borrower on behalf of any other Borrower pursuant to the Cash Management Agreement and (B) participation by such Borrower under the Cash Management Agreement shall not be deemed a violation of this provision;

            (v) is and shall be solvent and paying its liabilities (including, as applicable, reasonable allocations of personnel and overhead expenses) from its assets as the same shall become due;

            (vi) has done or caused to be done and shall do or cause to be done all things necessary to preserve its existence, and shall not, nor shall any general partner thereof, as applicable, amend, modify or otherwise change its articles of incorporation or by-laws or partnership agreement, as applicable without the prior written consent of Lender, in its sole discretion;

            (vii) shall observe all corporate or partnership formalities, as applicable, and conduct and operate its business as presently conducted and operated and in accordance with the assumptions set forth in the Non-Consolidation Opinion;

            (viii) shall maintain books and records and bank accounts separate from those of its Affiliates or any other Person;

            (ix) shall maintain a separate business office at its Individual Property;

            (x) shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity, including any Affiliate thereof, provided that each Borrower may identify its Individual Property as associated with the applicable Franchisor;

            (xi) shall file its own tax returns, if required by the Code;

            (xii) shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, which capital may include amounts deposited by such Borrower under the Cash Management Agreement;

            (xiii) shall not seek or consent to the liquidation, dissolution or winding up, in whole or in part, of such Borrower or such general partner, nor enter into any consolidation, merger, joint venture, syndication or other combination;

            (xiv) shall not commingle its funds and other assets with those of any Affiliate or any other Person, except as may be provided herein, in the other Loan Documents or in the Cash Management Agreement;

            (xv) has caused, and at all times shall cause, there to be at least one duly appointed member of the board of directors (an "Independent Director") of such Borrower or such general partner who has not been at the time of such individual's appointment, and may not have been at any time during the preceding two years (A) a stockholder of, or an officer, director (other than with respect to such Independent Director's service as director of such Borrower, such general partner or any other Borrower hereunder) or employee of, such Borrower or any of its Affiliates, or such general partner or any of its Affiliates, (B) a customer or supplier to such Borrower or any of its Affiliates, or to such general partner or any of its Affiliates, (C) a person or other entity controlling any such stockholder, supplier or customer, or (D) a member of the immediate family of any such stockholder, officer, employee, supplier or customer or any other director of such Borrower or such general partner. As used in this subsection (dd), the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise;

            (xvi) has not caused, and shall not cause, the board of directors of such Borrower or such general partner to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to such Borrower's common stock, requires the unanimous affirmative vote of one hundred percent (100%) of the members of the board of directors, unless at the time of such action there shall be at least one member who is an Independent Director;

            (xvii) shall comply with the provisions of its articles of incorporation or by-laws or partnership agreement, as applicable; and

            (xviii) shall use separate and distinct invoices and stationery and checks that indicate, by printed or typed identification, that such Borrower is the entity for which payment is made.

            (ee) Enforceability of Franchise and Consulting Agreement. Each of the Franchise Agreements, the Related Consulting Agreement and the Westin William Penn Management Agreement has been duly authorized, executed and delivered or duly assumed by the applicable Borrower or Borrowers and constitutes a valid and legally binding instrument enforceable against such Borrower or Borrowers in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

            (ff) Compliance with Franchise Agreements. A true and complete copy of each Franchise Agreement (including all amendments, agreements, side letters and other documents relating thereto) has been delivered to Lender and there are no other documents or agreements between any Borrower or any Franchisor with respect to any of its Properties. All amounts due and payable under the Franchise Agreements through the Closing Date have been paid, and to Borrowers' knowledge, there is no default by either party under any Franchise Agreement and no event has occurred and is continuing which, with the passage of time and/or the giving of notice, would constitute a default or event of default by either party under any Franchise Agreement, except in any case for defaults that would not have a Borrower Material Adverse Effect. Any work on any Individual Property required by the Franchisor under any Franchise Agreement to have been completed prior to the date hereof has been completed and either (i) has been approved by such Franchisor or (ii) Borrowers know of no reason why such work should not be approved. All necessary consents, if any, of any Franchisor to the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

            (gg) Compliance with Consulting Agreements. A true and complete copy of the Related Consulting Agreement and the Westin William Penn Management Agreement (including, in each case, all amendments, agreements, side letters and other documents relating thereto) has been delivered to Lender and there are no other agreements or documents providing for the management or the supervision of any Individual Property. All amounts due and payable under the Related Consulting Agreement and the Westin William Penn Management Agreement as of the Closing Date have been paid and, to the best of Borrowers' knowledge, there is no default in any material respect by any party under the Related Consulting Agreement or the Westin William Penn Management Agreement, and no event has occurred and is continuing which, with the passage of time and/or the giving of notice, would constitute a default or event of default in any material respect by any party under either the Related Consulting Agreement or the Westin William Penn Management Agreement.

            (hh) Equipment Leases. True and complete copies of all Equipment Leases (including all amendments, agreements, side letters and documents relating thereto) have been delivered to Lender. All Equipment Leases are listed on Schedule H annexed hereto and, except as set forth on Schedule H, all of such Equipment Leases are unmodified. All of the Equipment Leases are in full force and effect and there is no default in any material respect by any Borrower thereunder, nor, to the best knowledge of Borrowers, by the lessor or other party thereunder and, to the best knowledge of Borrowers, no event has occurred and is continuing which, with the passage of time and/or the giving of notice, would constitute a default or event of default in any material respect under any such Equipment Leases. Except for items subject to the Equipment Leases, all furniture, fixtures, equipment and personal property used in connection with the ownership, operation, management and maintenance of the Properties is owned by the Borrowers.

            (ii) No Encroachments. To the best knowledge of the Borrowers, except as disclosed in the Surveys or Title Insurance Policies, all improvements comprising a portion of each Individual Property lie wholly within the boundary and building restriction lines of such Individual Property and no improvements on adjoining properties encroach upon any Individual Property in any respect.

            (jj) Leases. Schedule I, annexed hereto, sets forth all Leases affecting any part of the Properties. All such Leases are in full force and effect and have not been amended or modified except as set forth on Schedule I. To the best of Borrowers' knowledge, no material default has occurred and is continuing thereunder.

            (kk) Royce Hotel. There is no Franchise Agreement in effect with respect to the Royce Property and Borrower has the right to use the name "Royce" in connection with the operation thereof without a license by or agreement with any other party. Upon taking title to the Royce Property, by foreclosure, deed in lieu of foreclosure or otherwise, Lender will have full right to use the "Royce" name.

            (ll) Cash Management Agreement. The Cash Management Agreement is in full force and effect and has not been modified, amended or terminated and there are no other agreements, other than the Consulting Agreements, among Borrowers and any Affiliates regarding the transfer of funds between Borrowers and any Affiliates.

            (mm) Bankruptcy Order. No Borrower nor any Affiliate of Borrowers is in default in any material respect under its obligations under the Bankruptcy Order.

            Section 4.2 Survival of Representations.

            Borrowers agree that all of the representations and warranties of Borrowers set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrowers shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

            V. AFFIRMATIVE COVENANTS

            Section 5.1 Borrowers' Covenants.

            From the date hereof and until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) from all the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby covenant and agree with Lender that:

            (a) Existence; Compliance with Legal Requirements and Insurance Requirements. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and corporate franchises and comply with all Legal Requirements applicable to it and its Individual Property. Each Borrower shall at all times use its best efforts to maintain, preserve and protect all its corporate franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep all of its Individual Property, including, without limitation, all Equipment, in satisfactory working order and repair and in compliance with all Legal Requirements and Insurance Requirements, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto in order to maintain such Individual Property in compliance with the prevailing standards for a hotel property of similar age, size, construction and the then applicable franchise affiliation in the metropolitan area in which such Individual Property is located, all as more fully provided in the Mortgage.

            (b) Impositions and Other Charges. Each Borrower shall pay all Impositions, now or hereafter levied or assessed or imposed against its Individual Property or any part thereof, subject to Lender's obligation to disburse funds from the Basic Carrying Costs Sub-Account pursuant to Section 2.7.7(b) and shall pay all water, sewer, maintenance and other charges now or hereafter levied or assessed or imposed against such Individual Property or any part thereof (the "Other Charges") as same become due and payable. No Borrower shall suffer, and each Borrower shall promptly cause to be paid and discharged, any Lien whatsoever which may be or become a lien or charge against Individual Property other than Permitted Encumbrances, and shall promptly pay for all utility services provided to its Individual Property. Each Borrower shall furnish to Lender or its designee upon request, receipts for the payment, or other evidence reasonably satisfactory to Lender of payment, of such Impositions, Other Charges and said utility services prior to the date the same shall become delinquent, except with respect to amounts that Lender is obligated to disburse pursuant to Section 2.7.7(b). After prior written notice to Lender, a Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Impositions or Other Charges, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Impositions or Other Charges from the applicable Individual Property, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which such Borrower or the related Individual Property is subject and shall not constitute a default thereunder, and (iv) such Borrower shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Impositions or Other Charges, together with all interest and penalties thereon.

            (c) Litigation. Each Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against such Borrower which might materially adversely affect such Borrower's condition (financial or otherwise) or its business or its Individual Property.

            (d) Access to Premises. Borrowers shall permit agents, representatives and employees of Lender to inspect any of the Properties or any part thereof at reasonable hours upon reasonable advance notice.

            (e) Notice of Default. Each Borrower shall promptly advise Lender of any material adverse change in such Borrower's condition, financial or otherwise, or of the occurrence of any default or Event of Default of which such Borrower has knowledge.

            (f) Cooperate in Legal Proceedings. Borrowers shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority with respect to Borrowers or the Properties which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election and at Borrowers' expense, to participate in any such proceedings.

            (g) Perform Loan Documents. Each Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, such Borrower.

            (h) Insurance Benefits. Each Borrower shall cooperate with Lender in obtaining for Lender the benefits of any proceeds of any insurance lawfully or equitably payable in connection with its Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by such Borrower of the expense of an appraisal on behalf of Lender if reasonably requested by Lender in case of a fire or other casualty affecting its Individual Property or any part thereof) out of such insurance proceeds.

            (i) Further Assurances; Supplemental Mortgage Affidavits. (i) Borrowers shall, at Borrowers' sole cost and expense:

            (A) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrowers pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

            (B) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable to evidence, preserve and/or protect, and to maintain Lender's perfected lien upon, and security interest in, the collateral (including, without limitation, the Central Account and all funds on deposit therein) at any time securing or intended to secure the obligations of Borrowers under the Loan Documents, as Lender may reasonably require; and

            (C) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

            (ii) The Lien created by the Mortgage is intended to encumber each Individual Property on a joint and several basis to the full extent of the Indebtedness. As of the date hereof, Borrowers represent that they have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage against each of the Properties based upon the foregoing and such security is not limited by the Allocable Principal Balance for any Individual Property. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any such Properties, Borrowers will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the

Indebtedness for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the Closing Date and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Indebtedness, and Borrower shall, on demand, pay any additional taxes required in connection therewith.

            (j) Management of Mortgaged Property. Each Borrower covenants and agrees with Lender that (i) its Individual Property will be managed at all times
(A) by the Westin William Penn Manager pursuant to the Westin William Penn Management Agreement with respect to the Westin William Penn Property or by the Related Consultant with respect to the Individual Property identified on Schedule D as the Radisson Inn New Orleans located in Kennar, Louisiana pursuant to the applicable Related Consulting Agreement or (B) in consultation with the Related Consultant pursuant to the Related Consulting Agreement with respect to each other Individual Property, (ii) immediately upon the occurrence of a fifty percent (50%) or more change in control of the Related Consultant (a "Consultant Control Change"), Borrower will promptly give Lender notice thereof (a "Consultant Control Notice") and (iii) any Related Consulting Agreement may be terminated by Lender (A) For Cause (as defined below) at any time, (B) at any time after the occurrence and during the continuance of an Event of Default with respect to any amounts payable hereunder or under the Note, the Mortgage or the other Loan Documents, (C) upon commencement of any foreclosure proceeding with respect to the applicable Individual Property and (D) after any Consultant Control Change with respect to the applicable Consultant if the Rating Agency has failed to confirm, after written request, in writing that as a result of such Consultant Control Change the then current rating of the Certificates will not be downgraded, withdrawn or otherwise adversely affected. Upon such termination, a substitute managing agent shall be appointed by the applicable Borrower, subject to Lender's approval, in Lender's sole discretion, for such Individual Property. As used in this subsection (j), the term "control", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Consultant, whether through ownership of voting securities, by contract or otherwise, and the term "For Cause" means on account of Consultant's gross negligence, willful misconduct or fraud or Consultant's default beyond the expiration of any applicable notice or grace period in the performance of its obligations under the applicable Consulting Agreement. The Consulting Agreements shall be subject and subordinate in all respects to the Lien and to the terms, covenants and provisions of the Mortgage and the other Loan Documents in accordance with those certain Assignments of Consulting Agreements, dated as of the date hereof. Provided no Event of Default has occurred and is then continuing hereunder, Consultant shall be entitled to collect fees under the Consulting Agreement, provided that any such fees in excess of four percent (4%) of Revenues shall not be paid or collected unless all amounts then payable under the Loan Documents shall have been paid in full and Operating Expenses are being paid consistent with Borrowers' practices in effect as of the Closing Date and Borrowers shall not reasonably expect future Revenue to be insufficient to pay Operating Expenses accrued or thereafter accruing. Borrowers further covenant and agree that Borrowers shall require the Consultant to maintain at all times during the term of the Loan worker's compensation insurance as required by Governmental Authorities. Each Borrower shall perform its obligations under the Consulting Agreements.

            (k) Financial Reporting.

            (i) Borrowers will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrowers and all items of income and expense in connection with the operation on an individual basis of each Individual Property and in connection with any services or Equipment provided in connection with the operation thereof, whether such income or expense be realized by any Borrower or by any other Person whatsoever, excepting lessees unrelated to and unaffiliated with any Borrower who have leased from a Borrower portions of any Individual Property for the purpose of occupying the same. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of any Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrowers shall pay any reasonable costs and expenses incurred by Lender in connection with such examination.

            (ii) Borrowers will furnish to Lender annually (with a copy to the Rating Agency), within one hundred twenty (120) days following the end of each Fiscal Year of Borrowers, a certified complete copy of the financial statement of Borrowers, prepared on a combined basis, audited by Borrowers' Accountant in accordance with GAAP covering on a combined basis the operation of the Properties for such Fiscal Year and containing a statement of Revenues and Operating Expenses, a statement of assets and liabilities and a statement of Borrowers' equity. Together with Borrowers' annual combined financial statement, each Borrower shall furnish to Lender an unaudited operating statement for such Individual Property, accompanied by an Officer's Certificate representing as of the date thereof (A) that the annual operating statement accurately represents the operation of the related Individual Property, in accordance with GAAP consistently applied and (B) whether there exists an event or circumstance which constitutes a default or Event of Default under the Loan Documents executed and delivered by, or applicable to, such Borrower, and if such default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

            (iii) Borrowers shall timely file any and all required reports with the Securities and Exchange Commission, required to be filed pursuant to the Securities Exchange Act of 1934, as amended.

            (iv) Borrowers will furnish, or cause to be furnished, to Lender monthly (with a copy to the Rating Agency), within twenty (20) days following the end of each month, both (A) a true, complete and correct cash flow statement with respect to each Individual Property on an individual basis in form reasonably acceptable to Lender showing (I) all cash receipts of any kind whatsoever and all cash payments and disbursements for such month, and (II) year-to-date summaries of such cash receipts, payments and disbursements, (III) all Revenue and Operating Expenses for such month and (IV) all Revenue and Operating Expenses for the preceding twelve (12) full calendar months and (B) an operations statement with respect to each Individual Property prepared on an accrual basis, in the form of Schedule J annexed hereto, showing the operations of such Individual Property for the preceding twelve (12) full calendar months and (C) a balance sheet for each Borrower, together with a certification of the Related Consultant (a "Consultant's Certification") stating that, in all material respects, (a) each such cash flow statement and operating statement is true, complete and correct and (b) all Operating Expenses with respect to such Individual Property which have accrued as of the last day of the month preceding the delivery of such cash flow statement have been fully paid or otherwise provided for by or on behalf of the related Borrower.

            (v) Borrowers shall furnish to Lender (with a copy to the Rating Agency), within fourteen (14) days after request, such further detailed information with respect to the operation of any of the Properties and the financial affairs of Borrowers as may be reasonably requested by Lender.

            (vi) Lender shall have the right to audit, at Lender's expense, each Borrower's books and records to determine Revenue and Operating Expenses for each Individual Property; provided, however, that if such audit reveals a misstatement of Revenue or Operating Expenses in any financial statement submitted by or on behalf of any Borrower by more than five percent (5%) of such amount for the period which is the subject of such audit, Borrowers shall reimburse Lender on demand for the cost of such audit.

            (l) Business and Operations. Each Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of its Individual Property. Each Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of its Individual Property.

            (m) Title to the Properties. Borrowers will warrant and defend (i) the title to each of the Properties and every part thereof, subject only to the Permitted Encumbrances, and (ii) the validity and priority of the Liens of the Mortgage and the Assignment of Leases on each Individual Property, subject only to the Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrowers shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any of the Properties, other than as permitted hereunder, is claimed by another Person.

            (n) Costs of Enforcement. In the event (i) that the Mortgage is foreclosed in whole or in part or is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any other mortgage encumbering any of the Properties in which proceeding Lender is made a party, or (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Borrower or an assignment by any Borrower for the benefit of its creditors, Borrowers, their successors or assigns, shall be chargeable with and agree to pay all costs of collection and defense, including attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable hereunder together with all required service or use taxes.

            (o) Estoppel Statement. Borrowers, within ten (10) days after request from Lender, shall from time to time furnish to Lender a statement, duly acknowledged and certified by Borrowers, setting forth (i) the amount then owing by Borrowers in respect of the Indebtedness, (ii) the date through which interest on the Loan has been paid, and (iii) any offsets, counterclaims, credits or defenses to the payment of Borrowers' obligations under the Loan Documents and acknowledging that this Agreement and the other Loan Documents executed and delivered by, or applicable to, Borrowers are legal, valid and binding obligations of Borrowers and have not been modified or, if modified, giving the particulars of such modification. Lender, within ten (10) days after a request by Borrowers, shall from time to time, but not more frequently than four (4) times in any calendar year, furnish to Borrowers a statement, duly acknowledged and certified by Lender, setting forth (A) the amount then owing by Borrowers with respect to the Indebtedness, (B) the date through which Interest on the Loan has been paid and (C) that, to the best of Lender's knowledge, no default has occurred hereunder, and acknowledging that this Agreement and the other Loan Documents have not been modified, or if modified, giving the particulars of such modification.

            (p) Loan Proceeds. The proceeds of the Loan shall be used only for the purposes set forth in Section 2.2.

            (q) Permits. Each Borrower shall comply, and cause its Individual Property to be operated in compliance, in all material respects, with all Permits and shall extend or renew any Permit that may expire.

            (r) Annual Operating Budget and Capital Expenditure Budget. Borrowers shall prepare and deliver to Lender, not less than fifteen (15) Business Days prior to the commencement of each Fiscal Year of Borrowers, (i) an Annual Operating Budget with respect to each Individual Property for such ensuing Fiscal Year, and (ii) a Capital Expenditures Budget with respect to each Individual Property for such ensuing Fiscal Year.

            (s) Confirmation of Representations. In addition to and not in limitation of the covenants and agreements of Borrower contained in Section 7.1, each Borrower shall deliver, in connection with any Securitization Transaction, one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrowers in the Loan Documents as of the date of the closing of such Securitization Transaction or specifying any changes in the accuracy of such representations.

            (t) No Joint Assessment. No Borrower shall suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from such Individual Property, and (ii) with any other personal property, whereby the lien of any taxes which may be levied against such other personal property shall be assessed or levied or charged to such Individual Property.

            (u) Leasing Matters. Any Lease with respect to any Individual Property that covers more than one thousand (1,000) rentable square feet shall be written on a form of lease which has been approved by Lender, which approval shall not be unreasonably withheld. Upon request, Borrowers shall furnish Lender with executed copies of all Leases. All proposed Leases or renewals of existing leases entered into after the Closing Date shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall be subordinate to the Mortgage encumbering the applicable Individual Property. Notwithstanding anything to the contrary contained herein, with respect to those portions of the Westin William Penn Property which are, as of the Closing Date, leased or offered for lease for commercial uses not related to the use of the Property as a hotel, the Westin William Penn Borrower may enter, extend, modify or terminate, or take any other actions with respect to, any Lease, in a commercially reasonable manner provided that the uses permitted under such Leases shall be commercially suitable to the operation of the Westin William Penn Property as a first-class hotel. Borrowers (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce, and may amend or terminate, the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Revenue (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent within the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time require.

            (v) Financing Statements. Borrowers shall, promptly upon Lender's request, at Borrowers' sole cost and expense, timely file or refile, or cause to be filed or refiled, all continuations and any assignments of any of the Uniform Commercial Code Financing Statements filed in connection with the Loan, as appropriate, in the appropriate recording or filing offices, such that Lender will continue to have a valid and perfected first priority lien on the collateral subject to such financing statements.

            (w) Equipment Leases. Each Borrower shall observe and perform or cause to be observed or performed all of its obligations under all Equipment Leases and replace any expired Equipment Leases with similar agreements as necessary to maintain the operating standards of its Individual Property.

            (x) Franchise Inspection Reports. Each Borrower shall deliver to Lender, or cause the Consultant to deliver to Lender, a copy of each inspection report of any Franchisor with respect to any Individual Property within five (5) Business Days after such Borrowers' or Consultant's receipt thereof.

            (y) Compliance with Franchise Agreements. Each Borrower shall operate its Individual Property as a hotel open for business under the Franchise Agreement, and shall perform all of its obligations under the Franchise Agreement.

            (z) Operations and Maintenance Programs. The Borrowers that own the Individual Properties referred to on Schedule K annexed hereto shall cause such Individual Properties to be operated and maintained in all material respects in accordance with those certain operations and maintenance programs, approved by the Environmental Consultant, listed on Schedule K and shall deliver an Officer's Certificate to Lender within thirty (30) days of the Closing Date stating that such Borrowers have instructed the relevant employees at such Individual Property in compliance with such operations and maintenance program.

            (aa) Insuror's Letter. Borrowers shall deliver an updated Insuror's Letter within ten (10) Business Days of any change in the premiums payable with respect to the Policies.

            (bb) Cash Management Agreement. Each Borrower shall comply with its obligations under the Cash Management Agreement, including, without limitation, that during any Operative Period, DSCR Restricted Period or Franchise Restricted Period or if a receiver, liquidator or trustee shall be appointed for Servico, Inc., Consultant or a Non-Borrower Participant (as defined in the Cash Management Agreement) or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against Servico, Inc., Consultant or any Non-Borrower Participant, Borrowers will cease to participate in the Cash Management Agreement and shall reconcile in cash any underpayments or overpayments existing at that time and that from the date of any such appointment or filing, Lender may, by delivery of a Consultant's Notice, cause the Consultant to collect the Revenue of each Individual Property and pay such Revenue over to Lender pursuant to Section 2.7.1(c), to be allocated by Lender pursuant to Section 2.7.3 as if a DSCR Restricted Period were then in effect, until such time aa Lender shall be reasonably satisfied that Borrowers are no longer participating in the Cash Management Agreement.

            VI. NEGATIVE COVENANTS

            Section 6.1 Borrowers' Negative Covenants.

            From the date hereof until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Liens of the Mortgage (and all related obligations) from all the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrowers covenant and agree with Lender that none of them will do, directly or indirectly, any of the following:

            (a) Operation of Properties. No Borrower shall, without the prior consent of Lender, which consent shall not be unreasonably withheld or delayed, amend, modify, terminate or extend, or consent to an assignment of Franchisor's or Consultant's rights under, any Franchise Agreement or Consulting Agreement relating to any Individual Property or otherwise replace any Franchisor or Consultant of any Individual Property or enter into any other management or franchise agreements with respect to any of the Properties. Notwithstanding the foregoing, if any Franchise Agreement or the Westin William Penn Management Agreement shall expire or be terminated, other than any termination by a Borrower or on account of a Borrower's default thereunder, the applicable Borrower shall enter into a new Franchise Agreement, in form and substance reasonably satisfactory to Lender. During any Franchise Restricted Period, all Excess Property Income for all the properties shall be deposited in the Central Account and allocated as provided in Section 2.7.3(g), provided that if a Franchise Restricted Period and a DSCR Restricted Period shall both be in effect with respect to any period of time, such period will be deemed a DSCR Restricted Period for the purposes of this Agreement and if a Franchise Restricted Period and an Operative Period shall both be in effect with respect to any period of time, such period of time shall be deemed an Operative Period for the purposes of this Agreement. A "Franchise Restricted Period" shall mean any period of time
(i) commencing on the ninetieth (90th) day after the expiration or termination, other than a termination by a Borrower or on account of a Borrower's default thereunder, of any Franchise Agreement or of the Westin William Penn Management Agreement and continuing until such Franchise Agreement or the Westin William Penn Management Agreement shall have been replaced by a new Franchise Agreement pursuant to the second preceding sentence or (ii) any period of time during which three (3) or more of the Franchise Agreements and the Westin William Penn Management Agreement shall have been expired or been terminated, other than a termination by a Borrower or on account of a Borrower's default thereunder, and shall not have been replaced by a new Franchise Agreement pursuant to the third preceding sentence. It shall be an Event of Default hereunder if any Franchise Restricted Period shall continue for more than ninety (90) days.

            (b) Liens. No Borrower shall, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any of the Properties or permit any such action to be taken, except:

            (i) Permitted Encumbrances; or

            (ii) Liens for Impositions or Other Charges not yet due or which are being contested in compliance with Section 5.1(b)

            (c) Dissolution. No Borrower shall dissolve, terminate, liquidate, merge with or consolidate into another Person.

            (d) Chance In Business. No Borrower shall enter into any line of business other than the ownership and operation of its Individual Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

            (e) Debt Cancellation. No Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

            (f) Affiliate Transactions. No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or of any partner of any Borrower except (a) under the Cash Management Agreement, (b) the Related Consulting Agreement, (c) in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party or (d) as may be otherwise expressly provided for hereunder.

            (g) Zoning. No Borrower shall initiate or consent to any zoning reclassification of all or any portion of its Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any such Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

            (h) Assets. No Borrower shall purchase or own any properties other than its Individual Property.

            (i) Debt. No Borrower shall create, incur or assume any debt other than the Indebtedness and other than unsecured, short-term trade indebtedness incurred in the ordinary course of operating its Individual Property (including financing of insurance premiums) and permitted Encumbrances.

            (j) Misapplication of Funds. No Borrower shall, or permit any Consultant to, (i) distribute any Revenue to any Borrower or any partners or shareholders thereof either (A) in violation of the provisions of Section 2.7 hereof or (B) unless true and correct Consultant's Certifications as referred to in Section 5.1(k) (iv) shall have been delivered for the most recent period for which the same are due, or (ii) misappropriate any security deposit made under any Lease or portion thereof.

            (k) Cash Management Agreement. No Borrower shall amend, modify, rescind or terminate the Cash Management Agreement, nor waive any rights of such Borrower thereunder, provided that the addition or release of Affiliates as parties thereto shall not be deemed an amendment thereof provided that any Affiliate so withdrawing shall have repaid all advances made to it under such Cash Management Agreement.

            VII. SPECIAL PROVISIONS

            Section 7.1 Cooperation.

            7.1.1 Cooperation. (a) Lender intends to make the Loan pursuant to and in accordance with the Loan Documents and the Loan Purchaser intends to purchase the Loan, in each case, prior to effecting any Securitization Transaction. Borrowers and their Affiliates shall, at Lender's cost and expense, including, without limitation, reasonable legal fees, cooperate in good faith with the Lender, the Loan Purchaser, any Servicer and the Securities and Exchange Commission in effecting such Securitization Transaction, including obtaining Franchise Agreement Letters for the benefit of the Loan Purchaser, and shall cooperate in good faith to implement all requirements imposed by the Rating Agency or any rating agencies including, without limitation, changes to the Loan and the Loan Documents occasioned by the Securitization Transaction and all additional conditions imposed by such rating agencies in connection with any rating of the Certificates, including, without limitation, delivery of opinions of counsel acceptable to such Rating Agencies and addressing such matters as such Rating Agencies may reasonably require; provided, however, that Borrowers shall not act as a Depositor or issuer in connection with a Securitization Transaction or be required to acquiesce in respect of material modifications to the Loan or the Loan Documents, including, without limitation, any modifications (whether material or not) relating to (i) the interest rate payable in respect of the Loan, (ii) the Maturity Date, (iii) the amortization of the Loan, (iv) the calculation of Yield Maintenance Premiums or the instances in which such Yield Maintenance Premiums are applicable, (v) the limitations on recourse set forth in the Loan Documents, (vi) the conditions for release of an Individual Property set forth in Section 2.4 or (vii) the Cash Management Agreement.

            (b) The Loan Purchaser, at its election, may determine to resell the Loan or retain title to the Loan instead of implementing the Securitization Transaction. In such event, Borrower shall cooperate in good faith with the Loan Purchaser in connection with effecting any such resale or retention of the Loan.

            7.1.2 Additional Financial Reporting Requirements.

            Borrowers hereby agree that Borrowers and their Affiliates shall, at Borrowers' cost and expense, execute and deliver all documentation and statistical information as may be reasonably requested by Lender and take all action deemed reasonably necessary or desirable by Lender, in both cases for the implementation of the Securitization Transaction(s) including, without limitation, delivery of (i) audited financial statements fulfilling Securities and Exchange Commission requirements as to form, content and period covered, (ii) consents of experts fulfilling Securities and Exchange Commission requirements, (iii) other matters as may be customary for offerings of securities similar to the Certificates,
(iv) the satisfaction of all reasonable Rating Agency requirements with respect to documentation and statistical information and (v) all ongoing periodic reporting requirements under the Securities Exchange Act of 1934, as amended, arising out of the registration of the Certificates.

            Section 7.2 Insurance; Casualty and Condemnation.

            7.2.1 Insurance. (a) Each Borrower, at its sole cost and expense, shall keep its Individual Property insured during the entire term of the Loan for the mutual benefit of such Borrower and Lender on an "All Risk" basis, including without limitation, insurance against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage policy, including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount (i) equal to the then full replacement cost of the Improvements (exclusive of footings and foundations) and Equipment, without deduction for physical depreciation, and (ii) such that the insurer would not deem such Borrower a co-insurer under said policies, provided that if such coverage is provided under a blanket policy, such coverage may be provided through a "loss limit" policy in the amount of not less than $100,000,000 per occurrence and not in the aggregate (which amount may be increased, in Lender's reasonable discretion, if the number of properties covered by such blanket policy is increased after the Closing Date). The policies of insurance carried in accordance with this Section shall be paid monthly or quarterly in advance and, unless such policies shall be blanket policies pursuant to the preceding sentence, shall contain the "Replacement Cost Endorsement with a waiver of depreciation.

            (b) Each Borrower, at its sole cost and expense, for the mutual benefit of such Borrower and Lender, shall also obtain and maintain, or cause to be maintained, during the entire term of the Loan the following policies of insurance with respect to its Individual Property:

            (i) flood insurance if any part of such Individual Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the lesser of the Allocable Principal Balance attributable to such Individual Property or the maximum limit of coverage available with respect to the Improvements and Equipment under said Act, whichever is less;

            (ii) comprehensive public liability insurance in the amount of $5,000,000 or such additional amount reasonably requested by Lender, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages;

            (iii) business interruption insurance in an amount not less than the Revenues projected by Lender for such Individual Property for a period of twenty-four (24) months at one hundred percent (100%) occupancy, provided that notwithstanding the foregoing, if the hazard insurance under paragraph (a) above is provided under a "loss limit" blanket policy as permitted thereunder, such business interruption insurance may be included in such policy, provided that such insurance shall provide coverage for each Individual Property for the actual loss of Cash Flow Available for Debt Service for such Individual Property sustained due to the suspension of operations during the period of the restoration of operations and continuing normal Operating Expenses incurred during such period. The term "period of restoration" as used in this subparagraph means the period of time (a) from the date of the applicable Casualty until the date on which the Restoration of the Individual Property, if prosecuted with reasonable diligence, should be completed and (b) from the date on which the Restoration of such Individual Property is technically completed until the earlier of (I) the date on which the business operations and condition of the Individual Property should be restored to their status prior to such Casualty, if pursued with reasonable diligence, and (II) the date which is sixty
(60) consecutive days after the actual completion of the Restoration;

            (iv) insurance against loss or damage from leakage of sprinklers or explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed on such Individual Property;

            (v) Worker's compensation insurance with respect to any employees of such Borrower or of Consultant employed at such Individual Property, as required by Governmental Authorities, or Legal Requirements; and

            (vi) such other or additional insurance as may from time to time be reasonably required by Lender.

            (c) All policies of insurance (the "Policies") required pursuant to this Section 7.2.1: (i) shall be issued by an insurer rated "A" (or the equivalent) by the Rating Agency and satisfactory to Lender, (ii) shall contain the standard New York mortgagee non-contribution clause (or equivalent) naming Lender as the person to whom all payments made by such insurance company, relating to property losses, shall be paid (except with respect to (A) Equipment subject to an Equipment Lease that requires insurance proceeds to be paid to the lessor thereunder and (B) provided no Event of Default shall have occurred and be continuing, refunds of premiums made as a result of policy audits), (iii) shall be maintained throughout the term of this Agreement without cost to Lender, (iv) shall contain a waiver of subrogation, (v) shall be delivered to Lender (or Lender shall receive original certificates of insurance and certified copies of all Policies), (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days' prior written notice of any modification or cancellation, except that Lender shall receive ten (10) days' prior written notice of any cancellation for non-payment of any premium, and (vii) shall be reasonably satisfactory to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees, and insureds, which approval shall not be unreasonably withheld or delayed. Borrowers shall pay the premiums for such Policies as the same become due and payable. Not later than ten (10) days prior to the expiration date of each of the Policies, Borrowers will deliver to Lender satisfactory evidence of the renewal of each of the Policies. The Policies may be part of a blanket policy only if (A) such blanket policy covers only Individual Properties subject to the Mortgage (excluding, without limitation, any Individual Property released from the Lien of the Mortgage pursuant to
Section 2.4) or (B) the provider of such blanket policy provides Borrowers and Lender with a letter confirming that coverage for any Individual Property will not be cancelled or reduced because of any matter relating to any property other than the Properties.

            (d) All insurers shall be authorized to issue insurance in the State in which the applicable Individual Property is located.

            (e) In the event Borrowers fail to provide, maintain, keep in force, or deliver and furnish to Lender the Policies required hereunder, Lender may procure such insurance as Lender shall deem appropriate, and Borrowers will reimburse Lender for all premiums paid by Lender promptly upon demand by Lender, together with interest thereon at the Default Rate from the date of demand. The amounts advanced by Lender to pay for such insurance, together with such interest thereon, shall be a part of the Indebtedness and secured by the Mortgage.

            (f) Borrowers shall pay, or cause to be paid, all premiums therefor not later than the date due and shall submit to Lender, within three (3) Business Days of the date such premium payment is due, other than with respect to payments disbursed from the Basic Carrying Costs Sub-Account, a copy of each check written in payment of such premiums or other evidence reasonably satisfactory to Lender that such premium has been paid or, if such payment shall be made by wire transfer, evidence of such transfer reasonably satisfactory to Lender.

            7.2.2 Casualty and Restoration. (a) Borrowers shall give prompt written notice to Lender of any damage to or destruction of all or any portion of any Individual Property (any such event being herein referred to as a "Casualty"). Provided that Lender shall make Insurance proceeds available pursuant to Section 7.2.2(b), Borrowers shall promptly and diligently restore, replace, rebuild and repair such Individual Property as nearly as possible to the value and condition of such Individual Property immediately prior to such Casualty (such restoration, replacement, rebuilding and repair is herein referred to as the "Restoration"), regardless of whether Insurance Proceeds shall be payable with respect to such Casualty or shall be sufficient to pay for the Restoration. The plans and specifications and Permits for the Restoration shall be submitted to Lender in advance and shall be reasonably satisfactory to Lender in all respects. The Restoration shall be done in compliance with all Legal Requirements, and the applicable Borrower shall carry builder's risk insurance satisfactory to Lender in connection with the Restoration. Lender, its agents and representatives shall have the right to inspect the Individual Property to monitor the Restoration. All reasonable costs and expenses incurred by Lender, its agents or representatives in connection with the Restoration, including, without limitation, counsel fees and engineers fees incurred by Lender in connection with the review of plans, specifications and Permits and the monitoring of the Restoration, shall be paid by Borrowers. Upon completion of the Restoration, the applicable Borrower shall deliver to Lender an Officer's Certificate (or if the cost of such Restoration shall exceed $250,000, a certificate of an Engineer) stating that (A) all materials installed and work and labor performed in connection with the Restoration have been paid for in full, (B) no mechanics' or other Liens on the applicable Individual Property arising out of the Restoration exist which have not been bonded or otherwise discharged of record, (C) the Restoration has been completed in compliance with the plans and specifications submitted to Lender and all Legal Requirements and
(D) all Permits required for use of the Individual Property after the Restoration have been obtained, together with such other evidence of the foregoing as Lender may request.

            (b) Lender may elect to make all or any portion of any Insurance Proceeds received by Lender pursuant to Section 2.7.8(a) (after deducting out Lender's cost of obtaining such Insurance Proceeds, including, without limitation, reasonable attorneys' fees) available to pay the costs of the Restoration, provided that Lender shall make such Insurance Proceeds (after deducting Lender's cost as aforesaid) available to pay the costs of the Restoration if (i) such Insurance Proceeds are paid to Lender prior to February 1, 2007, and (ii) (A) the Insurance Proceeds received with respect to any Casualty (after deducting out such costs) shall not exceed fifty percent (50%) of the fair market value for the Individual Property in question as set forth on Schedule M annexed hereto or (B) such Insurance Proceeds (after deducting out such costs) shall equal or exceed fifty percent (50%) of such fair market value for such Individual Property and the ratio of (x) the Cash Flow Available for Debt Service for such Individual Property for the twelve (12) month period ending with the last day of the last full month prior to such Casualty for which Lender shall have received financial reports for such Individual Property pursuant to Section 5.1(k) (iv) to (y) the aggregate amount of payments of principal and interest that would be payable over the twelve (12) months following the date of such Casualty in order to amortize the current Allocable Principal Balance for such Individual Property, with interest at the Interest Rate, over the period from the date of such Casualty to the Maturity Date shall be at least equal to 1.53/1.0, unless, in such case, Borrowers shall elect not to perform the Restoration (provided that with respect to the Individual Property identified as the Hilton Head Holiday Inn located on Hilton Head Island, South Carolina, Lender may elect to apply such Insurance Proceeds as a prepayment of the principal balance of the Loan in accordance with Section 2.7.8 unless Borrowers shall demonstrate to Lender's reasonable satisfaction that Borrowers have obtained any zoning variations or permits required to reconstruct such Individual Property to substantially its configuration prior to such Casualty), and (iii) no Default or Event of Default shall have occurred and be continuing and (iv) Borrowers shall have deposited with Lender an amount equal to the difference between the cost of the Restoration, as reasonably estimated by Lender, and the amount of Insurance Proceeds to be made available by Lender to pay such costs. If such Insurance Proceeds are less than $100,000, Lender shall pay such Insurance Proceeds over to the Borrower in question upon receipt of an Officer's Certificate stating the costs of such Restoration to which such Insurance Proceeds shall be applied. If the Insurance Proceeds equal or exceed $100,000 and are to be made available to pay the costs of the Restoration, such Insurance Proceeds shall be paid by Lender to, or as directed by, the applicable Borrower, less retainage customary in the area where such Individual Property is located, from time to time during the course of the Restoration (but not more frequently than once per calendar month), upon (x) receipt of a written request for such disbursement by the applicable Borrower accompanied by an Officer's Certificate (or if the cost of such Restoration shall exceed $250,000, a certificate of an Engineer) stating that (l) all materials installed and work and labor performed to date (except to the extent they are to be paid for out of the requested payment) in connection with the Restoration have been paid for in full, and (2) no mechanics' or other Liens on the applicable Individual Property arising out of the Restoration exist which have not been bonded or otherwise discharged or released, together with such other evidence of the foregoing as Lender may request and (y) compliance with such other reasonable conditions as Lender may from time to time impose.

            (c) Any amount of Insurance Proceeds which Lender does not elect, or is not required, to make available to pay the costs of the Restoration, or which remains after payment of the costs of any restoration or reconstruction, shall be applied as provided in Section 2.7.8(a)

            7.2.3 Condemnation. (a) Borrowers shall promptly give Lender notice of the actual or threatened commencement of any Condemnation proceeding relating to any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Following any Condemnation of less than all of an Individual Property, provided that Lender shall make Condemnation Proceeds available pursuant to Section 7.2.3(b), Borrowers shall promptly and diligently perform such restoration and reconstruction of the affected Individual Property as is necessary to retain, as nearly as possible, the economic value of such Individual Property, regardless of whether Condemnation Proceeds payable with respect thereto shall be sufficient to pay for such restoration and reconstruction. The plans and specifications and Permits for such restoration and reconstruction shall be submitted to Lender in advance and shall be reasonably satisfactory to Lender in all respects. Such restoration and reconstruction shall be done in compliance with all Legal Requirements, and the applicable Borrower shall carry builder's risk insurance satisfactory to Lender in connection therewith. Lender, its agents and representatives shall have the right to inspect the Individual Property to monitor such restoration and reconstruction. All reasonable costs and expenses incurred by Lender, its agents or representatives in connection with such restoration and reconstruction, including, without limitation, counsel fees and engineers fees incurred by Lender in connection with the review of plans, specifications and Permits and the monitoring of such restoration and reconstruction, shall be paid by Borrowers. Upon completion of such restoration and reconstruction, the applicable Borrower shall deliver to Lender an Officer's Certificate (or if the cost of such restoration and reconstruction shall exceed $250,000, a certificate of an Engineer) stating that (A) all materials installed and work and labor performed in connection with such restoration and reconstruction have been paid for in full, (B) no mechanics' or other Liens on the applicable Individual Property arising out of such restoration and reconstruction exist which have not been bonded or otherwise discharged of record, (C) such restoration and reconstruction have been completed in compliance with the plans and specifications submitted to Lender and all Legal Requirements and (D) all Permits required for use of the Individual Property after such restoration and reconstruction have been obtained, together with such other evidence of the foregoing as Lender may request.

            (b) Any Condemnation Proceeds received by Lender (after deducting out Lender's costs of obtaining such Condemnation Proceeds, including, without limitation, reasonable attorneys' fees) may, in Lender's discretion, be either retained and applied by Lender toward payment of the Loan or, at the discretion of Lender be disbursed, either in whole or in part, to the applicable Borrower for such purposes and upon such conditions as Lender shall designate, provided that Lender shall make such Condemnation Proceeds (after deducting Lender's cost as aforesaid) available to pay the costs of such restoration and reconstruction if (i) such Condemnation Proceeds (after deducting out such costs) are paid to Lender prior to February 1, 2007, and (ii)
(A) the Condemnation Proceeds received with respect to any Condemnation shall not exceed fifty percent (50%) of the fair market value for the Individual Property in question as set forth on Schedule M, or (B) such Condemnation Proceeds shall equal or exceed fifty percent (50%) of such fair market value for such Individual Property and the ratio of (x) the Cash Flow Available for Debt Service for such Individual Property for the twelve (12) month period ending with the last day of the last full month prior to such Condemnation for which Lender shall have received financial reports for such Individual Property pursuant to Section 5.1(k) (iv) to (y) the aggregate amount of payments for principal and interest that would be payable over the twelve (12) months following the date of such Condemnation in order to amortize the current Allocable Principal Balance for such Individual Property, with interest at the Interest Rate, over the period from the date of such Condemnation to the Maturity Date shall be at least equal to 1.53/1.0, unless in such case Borrowers shall elect not to perform such restoration and construction, and (iii) the remainder of the Individual Property is, in Lender's reasonable judgment, susceptible to being restored or reconstructed to a satisfactory economic value, and (iv) no Default or Event of Default shall have occurred and be continuing and (v) Borrowers shall have deposited with Lender an amount equal to the difference between the cost of such restoration and reconstruction, as reasonably estimated by Lender, and the amount of Insurance Proceeds to be made available by Lender to pay such costs. If such Condemnation Proceeds are less than $100,000, Lender shall pay such Condemnation Proceeds over to the Borrower in question upon receipt of an Officer's Certificate stating the costs of such Restoration to which such Condemnation Proceeds shall be applied. If the Condemnation Proceeds equal or exceed $100,000 and are to be made available to pay the costs of such restoration and reconstruction, such Condemnation Proceeds shall be paid by Lender to, or as directed by, the applicable Borrower, less retainage customary in the area where such Individual Property is located, from time to time during the course of such restoration and reconstruction (but not more frequently than once per calendar month), upon (x) receipt of a written request for such disbursement by the applicable Borrower accompanied by an Officer's Certificate (or if the cost of such restoration and reconstruction shall exceed $250,000, a certificate of an Engineer) stating that (1) all materials installed and work and labor performed to date (except to the extent they are to be paid for out of the requested payment) in connection with such restoration and reconstruction have been paid for in full, and (2) no mechanics' or other Liens on the applicable Individual Property arising out of such restoration and reconstruction exist which have not been bonded or otherwise discharged or released, together with such other evidence of the foregoing as Lender may request and (y) compliance with such other reasonable conditions as Lender may from time to time impose.

            (c) Any amount of Condemnation Proceeds that Lender does not elect, or is not required, to make available to Borrowers, or that remains after payment of the costs of any restoration or reconstruction, shall be applied as provided in Section 2.7.8(b).

            (d) Notwithstanding any Condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Loan at the time and in the manner provided for its payment in the Note and the Loan shall not be reduced until any Condemnation Proceeds shall have been actually received and applied by Lender, after the deduction of expenses of collection as provided above, to the reduction of the Indebtedness, if permitted hereunder. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided in the Note. If the Individual Property subject to the Condemnation proceeding is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Condemnation Proceeds, Lender shall have the right, notwithstanding the limitations on recourse under the Loan Documents and whether or not a deficiency judgment on the Note shall have been sought, recovered, denied or available hereunder, to receive said Condemnation proceeds, or a portion thereof sufficient to pay the Indebtedness.

            Section 7.3 Required Repairs.

            Borrowers shall promptly commence and diligently continue the Required Repairs at each Individual Property, provided that Long-Term Required Repairs shall be commenced as may be reasonably required to permit the completion thereof by the dates required pursuant to the following sentence. It shall be an Event of Default under this Agreement if Borrower does not complete the Short-Term Required Repairs at each Individual Property by the first (1st) anniversary of the Closing Date (except as set forth on Schedule E with respect to certain Short-Term Required Repairs at the Individual Property identified on Schedule D as the Holiday Inn Meadowlands located in Washington, Pennsylvania) or, with respect to any Long-Term Required Repair by the first to occur of (a) the fifth (5th) anniversary of the Closing Date or (b) the date by which such Long-Term Required Repair may be required to be completed pursuant to any applicable Franchise Agreement.

            Section 7.4 FF&E Replacements.

            7.4.1 Performance of FF&E Replacements. (a) Borrowers shall make FF&E Replacements when required by sound hotel management practices in order to keep each Individual Property in condition and repair consistent with requirements under the applicable Franchise Agreements and Borrowers' standards and practices as of the Closing Date, but in any event not below prevailing standards for hotel properties of similar age, size, construction and the then-current franchise affiliation in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property from deteriorating. Borrowers shall complete all FF&E Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such FF&E Replacement.

            (b) Upon Lender's request, Borrowers shall deliver copies of, and assign to Lender any contract or subcontract relating to such FF&E Replacements.

            (c) Borrowers shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) to enter onto each Individual Property, upon reasonable prior notice, during normal business hours (subject to the rights of tenants under their leases) to inspect the progress of any FF&E Replacements and all material being used in connection therewith and to examine all plans and shop drawings relating to such FF&E Replacements which are or may be kept at each Individual Property. Borrowers shall cause all contractors and subcontractors to cooperate with Lender and such agents and representatives in connection with such inspections.

            (d) In the event Lender determines, in its reasonable discretion, that any FF&E Replacement is not being performed in a workmanlike or timely manner or that any FF&E Replacement has not been completed in a workmanlike manner and timely manner, Lender may elect to withhold disbursement under
Section 2.7.7(e) for such unsatisfactory FF&E Replacement and, if Borrowers have failed to remedy any deficiencies in the performance of such FF&E Replacement within fifteen (15) days after notice thereof by Lender, to proceed under existing contracts or to contract with third parties to complete such FF&E Replacement and to apply any funds in the FF&E Sub-Account toward the costs to complete such FF&E Replacement, upon five (5) Business Days' prior written notice.

            (e) In order to facilitate Lender's making the FF&E Replacements pursuant to subsection (d) above, Borrowers grant Lender the right to enter onto any Individual Property and perform any and all work and acquire all materials necessary to complete or make the FF&E Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended Lender shall be deemed to have been advanced under the Loan to Borrowers and secured by the Mortgage encumbering such Individual Property. For this purpose each Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the FF&E Replacements in the name of such Borrower pursuant to subsection (d) above. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Each Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the FF&E Sub-Account for the purpose of making or completing the FF&E Replacements; (ii) to make such additions, changes and corrections to the FF&E Replacements as shall be necessary or desirable to complete the FF&E Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the FF&E Replacements; (v) to execute all applications and certificates in the name of such Borrower which may be required by any contract documents relating to such FF&E Replacements;
(vi) to prosecute and defend all actions or proceedings relating to the FF&E Replacements in connection with any Individual Property; and (vii) to do any and every act which such Borrower might do in its own behalf to fulfill the terms of this Agreement relating to the FF&E Replacements.

            (f) In addition to any other insurance required under the Loan Documents, Borrowers shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required by Legal Requirements in connection with a particular FF&E Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender.

            (g) All FF&E Replacements shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other Liens and in compliance with all Legal Requirements and all Insurance Requirements.

            (h) Nothing in this Section 7.4.1 nor the exercise by Lender of its rights hereunder shall: (i) require Lender to expend funds in addition to such funds as may be on deposit from time to time in the FF&E Sub-Account to make or complete any FF&E Replacements; (ii) obligate Lender to make or complete any FF&E Replacements; (iii) obligate Lender to demand from Borrowers additional sums to make or complete any FF&E Replacements; or (iv) be construed as constituting Lender a "mortgagee in possession" of any Individual Property.

            (i) It shall be an Event of Default under this Agreement if Borrowers fail to comply with any provision of this Section 7.4.1. and such failure is not cured within ten (10) days after notice from Lender or, if such failure is not reasonably susceptible to cure within such ten (10) day period, if Borrowers shall fail to commence to cure such failure within such ten (10) day period or to complete such cure within such longer period, not to exceed sixty (60) days or, if such cure shall require construction, one hundred eighty (180) days, except as such 180-day period may be extended to the extent Borrowers' cure of such failure is prevented by fire or other casualty, acts of God, strike or other labor trouble of general application (but not a labor dispute directed particularly at any Borrower or Borrowers) or similar event (excluding financial difficulties of Borrower) beyond the control of Borrowers, as may be required to complete the same with reasonable diligence.

            7.4.2 Indemnification. Borrowers shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations, costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the FF&E Replacements, except for any such actions, suits, claims, demands, liabilities, losses, damages, obligations, costs and expenses arising solely out of the willful misconduct or gross negligence of Lender. Borrowers shall assign to Lender all rights and claims Borrowers may have against all persons or entities supplying labor or materials in connection with the FF&E Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

            Section 7.5 Inspections.

            Without limiting any other rights provided to Lender under the Loan Documents, Lender shall have the right to inspect each Individual Property, at Borrowers' expense (a) once during any DSCR Restricted Period and (b) after receipt of any report indicating that such Individual Property has failed an inspection by the applicable Franchisor.

            VIII. DEFAULTS

            Section 8.1 Event of Default.

            (a) Each of the following events occurring with respect to Borrowers, any Borrower, the Properties or any Individual Property shall constitute an "Event of Default" hereunder:

            (i) if Borrowers fail to make any payment required to fund the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account, the FF&E Sub-Account and, during any Operative Period and any DSCR Restricted Period, the Operations and Maintenance Expense Sub-Account, in full on any Due Date and such failure continues for two (2) days, provided that if such grace period shall end on a day other than a Business Day, such grace period shall be extended to the next Business Day;

            (ii) if Borrowers fail to pay all or any portion of the principal amount of the Loan on the Maturity Date;

            (iii) if Borrowers fail to pay any amount (other than amounts that may be referred to in clauses (i) and (ii) above) payable by Borrowers pursuant to this Agreement or any other Loan Document when due and such failure continues for five (5) days after Lender delivers written notice thereof to Borrowers, provided that if such grace period shall end on a day other than a Business Day, such grace period shall be extended to the next Business Day;

            (iv) the continuation of any Franchise Restricted Period for ninety
(90) days;

            (v) if any representation or warranty made by any Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrowers in connection with this Agreement or any other Loan Document, shall be misleading in any material respect as of the date representation or warranty was made and such misleading respect shall not have been remedied within fifteen (15) days of the earlier of discovery by Borrowers or written notice by Lender;

            (vi) if any Borrower or any general partner of any Borrower shall make an assignment for the benefit of creditors;

            (vii) if a receiver, liquidator or trustee shall be appointed for any Borrower or any general partner of any Borrower or if any Borrower or any general partner of any Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower or any general partner of any Borrower, or if any proceeding for the dissolution or liquidation of any Borrower or any general partner of any Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower or such general partner, upon the same not being discharged, stayed or dismissed within thirty (30) days, or if any Borrower or any general partner of any Borrower shall generally not be paying its debts as they become due;

            (viii) if any Borrower attempts to (A) assign its respective rights under this Agreement or any of the other Loan Documents or any interest herein or therein or (B) transfer its Individual Property or any interest therein in contravention of the Loan Documents;

            (ix) if any Borrower breaches any of its covenants contained in
Section 6.1 or any covenant contained in Section 4.l(dd) hereof and such breach is not remedied within five (5) days of written notice by Lender;

            (x) if an Event of Default as defined or described in the Note, the Mortgage or any of the other Loan Documents occurs, whether as to any Borrower or its Individual Property or as to Borrowers or all or any portion of the Properties;

            (xi) if Borrowers, or any Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document, for ten (10) days after written notice from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrowers shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrowers in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days or, if such cure shall require construction, one hundred eighty (180) days, except as such 180-day period may be extended to the extent Borrowers' cure of such default is prevented by fire or other casualty, acts of God, strike or other labor trouble of general application (but not a labor dispute directed particularly at any Borrower or Borrowers) or similar event (excluding financial difficulties of Borrower) beyond the control of Borrowers, as may be required to complete the same with reasonable diligence;

            (xii) if the Policies required to be procured and maintained by Borrowers are not so procured and maintained in accordance with the terms hereof; or

            (xiii) if Borrowers shall fail to complete the Required Repairs as required under Section 7.3

            (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter the Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and. the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against any one or more of the Borrowers and in and to all or any of the Properties, including, without limitation, giving notice to Borrowers that the Indebtedness is immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against any one or more of the Borrowers and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity. Upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Indebtedness shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

            Section 8.2 Remedies.

            (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Individual Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

            (b) With respect to Borrowers and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Properties for the satisfaction of any of the Indebtedness in preference or priority to any other such Individual Properties, and Lender may seek satisfaction out of all such Individual Properties or any part thereof, in its absolute discretion, in respect of the Indebtedness.

            Section 8.3 Remedies Cumulative.

            The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one default or Event of Default with respect to any one or more of Borrowers shall not be construed to be a waiver of any such default or Event of Default with respect to any other Borrowers or with respect to any subsequent default or Event of Default by such Borrower or Borrowers or any other Borrowers, or to impair any remedy, right or power consequent thereon.

            IX. MISCELLANEOUS

            Section 9.1 Survival.

            This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Indebtedness of Borrowers is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements contained in this Agreement shall be binding upon, and shall inure to the benefit of, Lender, together with its successors and assigns, and Borrowers, together with their permitted successors and assigns.

            Section 9.2 Lender's Discretion.

            Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

            Section 9.3 Governing Law.

            (a) This Agreement was negotiated in the State of New York, and made by Lender and accepted by Borrowers in the State of New York, and the proceeds of the Note delivered pursuant hereto shall be disbursed from the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of

America, except that at all times the provisions for the creation, perfection, and enforcement of the liens and security interests created pursuant hereto and pursuant to the other Loan Documents shall be governed by and construed according to the law of the State in which the applicable Individual Property is located, it being understood that, to the fullest extent permitted by the law of such State, the law of the State of New York shall govern the validity and the enforceability of all Loan Documents and all of the Indebtedness or obligations arising hereunder or thereunder. To the fullest extent permitted by law, Borrowers hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Agreement and the Note, and this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

            (b) Any suit, action or proceeding against Lender or any Borrower or Borrowers arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, or, at Lender's discretion, in any State where any Individual Property is located, and each Borrower waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and each Borrower hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Borrowers do hereby designate and appoint C.T. Corporation System, 1633 Broadway, New York, New York 10019, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service of Borrowers mailed or delivered to Borrowers in the manner provided herein shall be deemed in every respect effective service of process upon Borrowers, in any such suit, action or proceeding in the State of New York. Borrowers (i) shall give prompt notice to Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), provided that all Borrowers shall have the same authorized agent with the same address, and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

            Section 9.4 Modification, Waiver in Writing.

            No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then any such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrowers, shall entitle Borrowers to any other or future notice or demand in the same, similar or other circumstances.

            Section 9.5 Delay Not a Waiver.

            Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the date on which the same is due of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

            Section 9.6 Notices.

            All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, or (b) nationally recognized overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed if to Lender at its address set forth on the first page hereof, and if to Borrowers to Borrowers' address set forth on the first page hereof, or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A copy of all notices, consents, approvals and requests directed to Borrower shall be delivered to Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, Florida 33130, Attention: Alison W. Miller, Esq. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or upon the first attempted delivery on a Business Day; or in the case of overnight delivery service, when delivered or upon the first attempted delivery on a Business Day.

            Section 9.7 Trial by Jury.

            EACH BORROWER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS.

            Section 9.8 Headings.

            The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            Section 9.9 Successors and Assigns; Assignment.

            This Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective permitted successors and assigns. Lender shall have the right, upon notice to Borrowers, to transfer, sell or assign this Agreement and any of the other Loan Documents and the obligations hereunder to any Person who purchases or otherwise acquires an interest in the Loan.

            Section 9.10 Severability.

            Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            Section 9.11 Preferences.

            Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the obligations of Borrowers hereunder. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

            Section 9.12 Waiver of Notice.

            Borrowers shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which (a) this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrowers and (b) Borrowers are not, pursuant to applicable law, permitted to waive the giving of notice. To the extent permitted by Applicable Law, Borrowers hereby expressly waive the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrowers.

            Section 9.13 Intentionally Deleted.

            Section 9.14 Expenses; Indemnity.

            Borrowers covenant and agree to reimburse Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (ii) the filing and recording fees and expenses, title insurance and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (iii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrowers, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (iv) enforcing any obligations of or collecting any payments due from Borrowers under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

            Section 9.15 Exhibits Incorporated.

            The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

            Section 9.16 Offsets, Counterclaims and Defenses.

            Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrowers may have against any assignor of such documents that are unrelated to the Loan, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.

            Section 9.17 No Joint Venture or Partnership.

            Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrowers and Lender nor to grant Lender any interest in the Properties other than that of mortgagee or lender.

            Section 9.18 Publicity.

            All news releases, publicity or advertising by Borrowers or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the Loan, to the Lender, the Loan Purchaser, the Depositor, the Servicer or the Trustee shall be subject to the prior written approval of Lender, provided that Lender shall have no right to prevent Borrowers from making any news releases, filings or statements required by Legal Requirements.

            Section 9.19 Waiver of Marshalling of Assets.

            To the fullest extent Borrowers may legally do so, each Borrower waives all rights to a marshalling of the assets of such Borrower, such Borrower's partners, if any, and others with interests in Borrower, and of such Borrower's Individual Property, and to a marshalling of the assets of any other Borrower, its partners or others with interests therein and of the other Properties, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the applicable Individual Properties for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or any deed of trust trustee to the payment of the Indebtedness out of the net proceeds of the Individual Property in preference to every other claimant whatsoever.

            Section 9.20 Waiver of Counterclaim.

            Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including, without limitation, any Servicer.

            Section 9.21 Conflict; Construction of Documents.

            In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

            Section 9.22 Brokers and Financial Advisors.

            Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than the Blackstone Group L.P. and Donaldson, Lufkin & Jenrette Securities Corporation, which Borrower will pay pursuant to separate agreements. Each of Borrowers and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any other Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 9.22 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

            Section 9.23 Prior Agreements.

            This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated July 19, 1994 between DLJ Mortgage Capital, Inc. and Servico, Inc., and those certain supplemental letters dated August 19, 1994 and August 29, 1994 by DLJ Mortgage Capital, Inc. to Servico Hotels & Resorts (together with any subsequent term sheets, supplemental letters or amendments, the "Term Sheet") are superseded by the terms of this Agreement and the other Loan Documents, except for the provisions of Schedule I of the Term Sheet, as the same may be amended, which shall survive the execution and delivery of this Agreement and the other Loan Documents.

            Section 9.24 Joint and Several.

            The obligations and liabilities of Borrowers, and of each Borrower hereunder, shall be joint and several.

            Section 9.25 Appointment of Servicer.

            Lender may appoint a Servicer to administer the Loan, which Servicer shall have the power and authority to exercise all of the rights and remedies of Lender and to act as agent of Lender hereunder and under the Note, the Mortgage and the other Loan Documents. Upon receipt of notice of the appointment of Servicer, Borrowers shall recognize Servicer as the agent of Lender and shall make all payments and deliver all notices as directed by Servicer and accept all notices from Servicer hereunder.

            Section 9.26 Exculpation.

            Notwithstanding any provision herein or in any of the Loan Documents (other than the Environmental Indemnity) to the contrary, in any action brought to enforce the obligations of Borrowers under the Note, this Agreement, the Mortgage or the other Loan Documents (other than the Environmental Indemnity), the judgment or decree shall be enforceable against Borrowers only to the extent of their respective interests in the Properties and any other collateral given to Lender to secure Borrowers' obligations hereunder, and any such judgment shall not be subject to execution on, nor be a lien on, other assets of Borrowers other than their respective interests in the Properties and any other Collateral given to Lender to secure the Borrowers' obligations hereunder, except as otherwise expressly provided hereinafter. The provisions of this paragraph shall not, however, limit the liability of Borrowers for loss, costs or damage arising out of the following matters: (i) any failure to apply the Revenue of the Properties to pay the operating expenses of the Properties or to fulfill the then current obligations of Borrowers under this Agreement, the Note, the Mortgage or any other Loan Document; (ii) any misapplication of Loss Proceeds, security deposits or trust funds in violation of applicable law or the provisions of this Agreement, the Mortgage or any other Loan Document; (iii) any collection of Rent for more than one month in advance of the time when the same becomes due; (iv) failure to pay all Impositions prior to the date on which such payments become delinquent (subject to Lender's obligation to make disbursements from the Basic Carrying Costs Sub-Account); (v) any willful misrepresentation by any Borrower (or any constituent partner or shareholder of any Borrower) in connection with Borrowers' application, negotiation or documentation of the Loan; or (vi) a fraudulent conveyance or a fraudulent transfer of the Properties or any part thereof or any other properties or assets of any Borrower; (vii) any material misrepresentation or breach of warranty or covenant made by any Borrower under the Environmental Indemnity. Nothing herein shall be deemed (w) to be a waiver of any right which Lender may have under any bankruptcy law of the United States or of any State in which any part of the Properties are located to file a claim for the full amount of the Loan or to require that all of the Properties and any other collateral securing the Loan shall continue to secure all of the Indebtedness; (x) to impair the validity of the Indebtedness; (y) to impair the right of Lender as mortgagee or secured party to foreclose any Lien or (z) impair the right of Lender to obtain the Recourse Distributions received by Borrowers, including, without limitation, the right to proceed against any constituent partner or shareholder of any Borrower to the extent any such Recourse Distribution has actually theretofore been distributed to such constituent partner or shareholder. The provisions of this Section 9.26 shall be inapplicable to any Borrower if any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law shall be filed by, consented to or acquiesced in by or with respect to such Borrower or if such Borrower shall institute any proceeding for the dissolution or liquidation of such Borrower or if such Borrower shall make an assignment for the benefit of creditors, in which event Lender shall have recourse against all of the assets of such Borrower and the Recourse Distributions received by the constituent partners and shareholders of such Borrower. For purposes of this Section 9.26, the term "Recourse Distributions" shall mean the Revenue arising from the Properties to the extent received by any Borrower (or actually received by any partner or shareholder of any Borrower if not actually received by any Borrower) after the occurrence and written notice (including any Consultant's Notice) of an Event of Default.

            Section 9.27 Arizona Interest.

            Borrowers agree that, for the purposes of Arizona law, the effective rate of interest shall be the Interest Rate stated in the Note plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid in connection with this Loan Agreement, the Note and the other Loan Documents. All fees, charges, goods and things in action or any other sums or things of value, other than the interest resulting from the Interest Rate and the Default Rate, as applicable, paid or payable by Maker (collectively, the "Additional Sums"), whether pursuant to this Loan Agreement, the Note, the Loan Documents or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, shall, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the Loan transaction, be payable by the Borrowers as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of the Loan shall be deemed to be increased by the rate of interest resulting from the Additional Sums. Borrowers understand and believe that the Loan complies with the usury laws of the State of Arizona; however, for the purposes of Arizona law, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrowers agree that (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law and (b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder as provided in the Note. If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Borrower.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                        LENDER:

                                        COLUMN FINANCIAL, INC.

                                        By: /s/ Kieran P. Quinn
                                            -----------------------------------
                                            Name:  KIERAN P. QUINN
                                            Title: Vice President & COO



                                        BORROWERS:

                                        SERVICO FORT WAYNE, INC.,
                                        a Florida corporation

                                        By: /s/ David Buddemeyer
                                            -----------------------------------
                                            David Buddemeyer, President


                                        WASHINGTON MOTEL ENTERPRISES, INC.,
                                        a Pennsylvania corporation

                                        By: /s/ David Buddemeyer
                                            -----------------------------------
                                            David Buddemeyer, President


                                        SERVICO HOTELS III, INC., a Florida
                                        corporation

                                        By: /s/ David Buddemeyer
                                            -----------------------------------
                                            David Buddemeyer, President


                                        SERVICO HOTELS IV, INC., a Florida
                                        corporation

                                        By: /s/ David Buddemeyer
                                            -----------------------------------
                                            David Buddemeyer, President

                                        NEW ORLEANS AIRPORT MOTEL
                                        ASSOCIATES, LTD. a Florida limited
                                        partnership

                                        By  New Orleans Airport Motel
                                            Enterprises, Inc., a Louisiana
                                            corporation

                                            By: /s/ David Buddemeyer
                                                -------------------------------
                                                David Buddemeyer
                                                President


                                        WILPEN, INC., a Pennsylvania
                                        corporation

                                        By: /s/ David Buddemeyer
                                            -----------------------------------
                                            Name: David Buddemeyer, President


                                        HILTON HEAD MOTEL ENTERPRISES,
                                        INC., a South Carolina corporation

                                        By: /s/ David Buddemeyer
                                            -----------------------------------
                                            Name: David Buddemeyer, President


                                        SERVICO HOTELS I, INC., a Florida
                                        corporation

                                        By: /s/ David Buddemeyer
                                            -----------------------------------
                                            Name: David Buddemeyer, President


                                        SERVICO HOTELS II, INC., a Florida
                                        corporation

                                        By: /s/ David Buddemeyer
                                            -----------------------------------
                                            Name: David Buddemeyer, President


                                        MOON AIRPORT MOTEL, INC.,
                                        a Pennsylvania corporation

                                        By: /s/ David Buddemeyer
                                            -----------------------------------
                                            Name: David Buddemeyer, President